The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(B)(5)
Registration No. 333-254609
Subject to Completion, dated March 24, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated March 23, 2021)

KKR Group Finance Co. IX LLC
$       % Subordinated Notes due 2061
KKR Group Finance Co. IX LLC (the “Issuer”) is offering $    aggregate principal amount of its    % Subordinated Notes due 2061 (the “Notes”). Interest on the Notes is payable on    ,    ,     and     of each year, beginning on    , 2021. Interest on the Notes will accrue from    , 2021. The Notes will mature on    , 2061. The Issuer may defer interest payments during one or more deferral periods for up to five consecutive years as described in this prospectus supplement.
On or after    , 2026, the Issuer may redeem the Notes, in whole at any time or in part from time to time, at their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Notes are not redeemed in whole, at least $25 million aggregate principal amount of the Notes must remain outstanding after giving effect to such redemption.
The Issuer may redeem the Notes, in whole, but not in part, within 120 days of the occurrence of a Tax Redemption Event (as defined in “Description of the Notes—Tax Redemption”) at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.
The Issuer may redeem the Notes, in whole, but not in part, at any time prior to    , 2026, within 90 days of the occurrence of a “rating agency event” (as defined in “Description of the Notes—Optional Redemption of the Notes”), at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption.
We intend to use the net proceeds from this offering, along with cash on hand, to redeem one or more of the series of KKR & Co. Inc.’s outstanding Series A Preferred Stock and Series B Preferred Stock. Any remaining net proceeds will be used for general corporate purposes. Pending application of the net proceeds of this offering for the foregoing purposes, the net proceeds may be invested temporarily in investment-grade securities or similar instruments.
The Notes will be fully and unconditionally guaranteed, jointly and severally, on a subordinated basis, by KKR & Co. Inc., KKR Group Partnership L.P. and any other entity that is required to become a guarantor of the Notes as provided under “Description of the Notes—Guarantees” (collectively, the “Guarantors”). The Guarantors are holding companies, and the Notes are not guaranteed by any revenue generating businesses or investment funds affiliated with KKR & Co. Inc. or its subsidiaries. The Issuer is an indirect finance subsidiary of KKR & Co. Inc. and has no operations or assets other than in such capacity.
The Notes and the guarantees will be the Issuer’s and the Guarantors’ direct and unsecured obligations and will (a) be subordinated and junior in right of payment and upon our liquidation junior to all of their respective existing and future unsecured and unsubordinated indebtedness, including in the case of the Guarantors, their guarantees of (i) the $500,000,000 aggregate principal amount of 5.500% Senior Notes due 2043 (the “2043 Notes”) issued by KKR Group Finance Co. II LLC, an indirect finance subsidiary of KKR & Co. Inc. and sister company of the Issuer, (ii) the $1,000,000,000 aggregate principal amount of 5.125% Senior Notes due 2044 (the “2044 Notes”) issued by KKR Group Finance Co. III LLC, an indirect finance subsidiary of KKR & Co. Inc. and sister company of the Issuer, (iii) the ¥25,000,000,000 aggregate principal amount of 0.509% Senior Notes due 2023 (the “2023 Notes”), the ¥5,000,000,000 aggregate principal amount of 0.764% Senior Notes due 2025 (the “2025 Notes”) and the ¥10,300,000,000 aggregate principal amount of 1.595% Senior Notes due 2038 (the “2038 Notes” and, together with the 2023 Notes and the 2025 Notes, the “JPY Notes”) issued by KKR Group Finance Co. IV LLC, an indirect finance subsidiary of KKR & Co. Inc. and sister company of the Issuer, (iv) the €650,000,000 aggregate principal amount of 1.625% Senior Notes due 2029 (the “2029 Euro Notes”) issued by KKR Group Finance Co. V LLC, an indirect finance subsidiary of KKR & Co. Inc. and sister company of the Issuer, (v) the $750,000,000 aggregate principal amount of 3.750% Senior Notes due 2029 (the “2029 USD Notes”) issued by KKR Group Finance Co. VI LLC, an indirect finance subsidiary of KKR & Co. Inc. and sister company of the Issuer, (vi) the $500,000,000 aggregate principal amount of 3.625% Senior Notes due 2050 (the “2050 Notes”) issued by KKR Group Finance Co. VII LLC, an indirect finance subsidiary of KKR & Co. Inc. and sister company of the Issuer, and (vii) the $750,000,000 aggregate principal amount of 3.500% Senior Notes due 2050, issued by KKR Group Finance Co. VIII LLC, an indirect finance subsidiary of KKR & Co. Inc. and sister company of the Issuer (the “VIII 2050 Notes” and, together with the 2043 Notes, the 2044 Notes, the JPY Notes, the 2029 Euro Notes, the 2029 USD Notes and the 2050 Notes, the “Existing Notes”); (b) rank equal in right of payment with all existing and future Indebtedness Ranking on a Parity with the notes (as defined in “Description of the Notes—Subordination of Notes and Guarantees”) of the Issuer or the relevant Guarantor; (c) be effectively subordinated to all existing and future secured Indebtedness of the Issuer or the relevant Guarantor, to the extent of the value of the assets securing such Indebtedness; and (d) be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations of each subsidiary of the Issuer or the relevant Guarantor that is not itself the Issuer or a Guarantor.
The Notes will be issued in book-entry form in denominations of $25 and multiples of $25 in excess thereof.
We will apply for the listing of the Notes on the New York Stock Exchange (the “NYSE”) under the symbol “KKRS.” If the application is approved for listing, we expect trading of the Notes on the NYSE to commence within 30 days after the Notes are first issued.
Investing in the Notes involves significant risks. See “Risk Factors” beginning on page S-12 herein and in the documents we have incorporated by reference for more information.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Per Note	Total
Price to public(1)%	$
Underwriting discount(2)%	$
Proceeds, before expenses, to us %	$
(1)	Plus accrued interest, if any, from , 2021 to the date of delivery.
(2)
Reflects $    aggregate principal amount of Notes sold to retail investors, for which the underwriters received an underwriting discount of $    per Note, and $    aggregate principal amount of Notes sold to institutional investors, for which the underwriters received an underwriting discount of $    per Note. Underwriting discount per Note is calculated using a weighted average underwriting discount for retail and institutional investors. See “Underwriting (Conflicts of Interest)” for more information.

(3)	Assumes no exercise of the underwriters’ option to purchase additional Notes as described herein.
We have granted the underwriters an option to purchase up to an additional $       aggregate principal amount of Notes within 30 days from the date of this prospectus supplement solely to cover overallotments at the price to public less the applicable underwriting discount.
The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”) for the accounts of its participants, which may include Clearstream Banking, société anonyme, or Euroclear Bank SA./N.V., on or about    , 2021, against payment in immediately available funds.
Joint Book-Running Managers
Wells Fargo Securities	BofA Securities	J.P. Morgan	Morgan Stanley	UBS Investment Bank	KKR
   , 2021

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

This prospectus supplement, the accompanying prospectus and the information incorporated or deemed incorporated herein, have been prepared using a number of stylistic conventions, which you should consider when reading the information herein or therein. Unless the context suggests otherwise:
(i)	references to the “Issuer” refer to KKR Group Finance Co. IX LLC;
(ii)	references to “KKR,” “we,” “us” and “our” refer to KKR & Co. Inc. and its subsidiaries, , unless the context requires otherwise;
(iii)	references to the “Series I Preferred Stockholder” are to KKR Management LLP, which is the holder of the sole share of our Series I preferred stock and which is not a subsidiary of KKR & Co. Inc.;
(iv)
references to our “principals” are to certain of our senior employees, former employees, and other persons who hold interests in KKR’s business through KKR Holdings L.P. (“KKR Holdings”), which is not a subsidiary of KKR & Co. Inc.;

(v)	references to our “Board of Directors” are to the board of directors of KKR & Co. Inc.;
(vi)	references to “KKR Group Partnership” are to KKR Group Partnership L.P., which is the sole intermediate holding company for KKR’s business, and its general partner is a subsidiary of KKR & Co. Inc.,
(vii)
references to “KKR Group Partnerships” in periods prior to January 1, 2020, are to KKR Fund Holdings L.P., KKR Management Holdings L.P. and KKR International Holdings L.P., collectively, which were the former intermediate holdings companies for KKR’s business; on January 1, 2020, they were combined to become KKR Group Partnership; and

(viii)
references to “Global Atlantic” are to The Global Atlantic Financial Group LLC and its subsidiaries, unless the context requires otherwise; KKR holds all of the voting interests in The Global Atlantic Financial Group LLC and owns 61.1% of the economic equity interests in Global Atlantic, which percentage is subject to change due to certain post-closing purchase price adjustments.

Unless otherwise indicated, references to equity interests in KKR’s business, or to percentage interests in KKR’s business, reflect the aggregate equity interests in KKR Group Partnership and are net of amounts that have been allocated to our principals and other employees in respect of the carried interest from KKR’s business as part of our “carry pool” and certain minority interests.
References to our “funds” or our “vehicles” refer to investment funds, vehicles and accounts advised, sponsored or managed by one or more KKR subsidiaries, including collateralized loan obligations and commercial real estate mortgage-backed securities vehicles, unless the context requires otherwise. They do not include investment funds, vehicles or accounts of any hedge fund or other manager with which we have formed a strategic partnership or in which we have acquired an ownership interest.
This prospectus supplement and the accompanying prospectus may use the terms assets under management (“AUM”), fee paying assets under management (“FPAUM”), capital invested and syndicated capital. You should note that our calculations of these and other operating metrics may differ from the calculations of other investment managers and, as a result, may not be comparable to similar metrics presented by other investment managers.
The use of any defined term in this prospectus supplement and the accompanying prospectus to mean more than one entities, persons, securities or other items collectively is solely for convenience of reference and in no way implies that such entities, persons, securities or other items are one indistinguishable group. For example, notwithstanding the use of the defined terms “KKR,” “we” and “our” in this prospectus supplement to refer to KKR & Co. Inc. and its subsidiaries, each subsidiary of KKR & Co. Inc. is a standalone legal entity that is separate and distinct from KKR & Co. Inc. and any of its other subsidiaries. In addition, notwithstanding the use of the defined term “Global Atlantic” in this prospectus supplement to refer to The Global Atlantic Financial Group LLC and its subsidiaries, each subsidiary of The Global Atlantic Financial Group LLC is a standalone legal entity that is separate and distinct from The Global Atlantic Financial Group LLC and any of its other subsidiaries.
KKR Group Finance Co. IX LLC was formed in Delaware on January 15, 2021 as a limited liability company and is an indirect subsidiary of KKR & Co. Inc. The Issuer is a finance subsidiary without material
S-ii

business activities outside of this offering. No historical information relating to the Issuer is presented herein or incorporated by reference. The historical consolidated financial information of KKR & Co. Inc. is incorporated in this prospectus supplement by reference as of and for the fiscal years ended December 31, 2020, 2019 and 2018 by reference from KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
NON-GAAP RECONCILIATION
Unless otherwise indicated, references to equity interests in KKR’s business, or to percentage interests in KKR’s business, reflect the aggregate equity interests in KKR Group Partnership and are net of amounts that have been allocated to our principals and other employees in respect of the carried interest from KKR’s business as part of our “carry pool” and certain minority interests. In this prospectus supplement, the term “GAAP” refers to accounting principles generally accepted in the United States of America.
Certain of the financial measures contained in or incorporated by reference in this prospectus supplement are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders and noteholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for, or superior to, similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.
If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.
We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information that others may give you. This prospectus supplement may be used only where it is legal to sell the Notes offered hereby. You should assume that the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated or deemed incorporated herein by reference is accurate only as of the date on the front cover of those respective documents. Our business, financial condition, results of operations and prospects may have changed since such dates.
S-iii

SUMMARY
This summary does not contain all the information you should consider before investing in the Notes. You should read this entire prospectus supplement and accompanying prospectus and the documents incorporated by reference herein carefully, including the financial statements and related notes and reconciliations contained or incorporated by reference herein and the section entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement.
Overview
We are a leading global investment firm that offers alternative asset management and capital markets and insurance solutions. We aim to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in our portfolio companies and communities. We sponsor investment funds that invest in private equity, credit and real assets and have strategic partners that manage hedge funds. Our insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group LLC.
Our asset management business offers a broad range of investment management services to our fund investors and provides capital markets services to our firm, our portfolio companies and third parties. Throughout our history, we have consistently been a leader in the private equity industry, having completed more than 375 private equity investments in portfolio companies with a total transaction value in excess of $650 billion as of December 31, 2020. We have grown our firm by expanding our geographical presence and building businesses in areas such as leveraged credit, alternative credit, capital markets, infrastructure, energy, real estate, growth equity, core and impact investments. Our balance sheet has provided a significant source of capital in the growth and expansion of our business, and has allowed us to further align our interests with those of our fund investors. Building on these efforts and leveraging our industry expertise and intellectual capital have allowed us to capitalize on a broader range of the opportunities we source. Additionally, we have increased our focus on meeting the needs of our existing fund investors and in developing relationships with new investors in our funds.
We seek to work proactively and collaboratively as one firm across business lines, departments, and geographies, as appropriate, to achieve what we believe are the best results for our funds and the firm. Through our offices around the world, we have a pre-eminent global integrated platform for sourcing transactions, raising capital and carrying out capital markets activities. Our growth has been driven by value that we have created through our operationally focused investment approach, the expansion of our existing businesses, our entry into new lines of business, innovation in the products that we offer investors in our funds, an increased focus on providing tailored solutions to our clients and the integration of capital markets distribution activities.
As a global investment firm, we earn management, monitoring, transaction and incentive fees and carried interest for providing investment management, monitoring and other services to our funds, vehicles, CLOs, managed accounts and portfolio companies, and we generate transaction-specific income from capital markets transactions. We earn additional investment income by investing our own capital alongside that of our fund investors, from other assets on our balance sheet and from the carried interest we receive from our funds and certain of our other investment vehicles. A carried interest entitles the sponsor of a fund to a specified percentage of investment gains that are generated on third-party capital that is invested. Beginning in the first quarter of 2021, we will also earn our share of income generated by Global Atlantic as a result of the Global Atlantic acquisition.
Our investment teams have deep industry knowledge and are supported by a substantial and diversified capital base; an integrated global investment platform; the expertise of operating professionals, senior advisors and other advisors; and a worldwide network of business relationships that provide a significant source of investment opportunities, specialized knowledge during due diligence and substantial resources for creating and realizing value for stakeholders. These teams invest capital, a substantial portion of which is of a long duration and not subject to redemption. As of December 31, 2020, approximately 80% of our capital is not subject to redemption for at least eight years from inception, providing us with significant flexibility to grow investments and select exit opportunities. We believe that these aspects of our business will help us continue to expand and grow our business and deliver strong investment performance in a variety of economic and financial conditions.
Our insurance business is operated by Global Atlantic, in which we acquired a majority controlling interest on February 1, 2021. Global Atlantic is a leading U.S. annuity and life insurance company that provides a broad suite of protection, legacy and savings products and reinsurance solutions to clients across individual and institutional markets. Global Atlantic primarily offers individuals fixed-rate annuities, fixed-indexed annuities and targeted life products through a network of banks, broker-dealers and independent marketing organizations. Global Atlantic provides its institutional clients customized reinsurance solutions, including block, flow and pension risk transfer reinsurance, as well as funding agreements. Global Atlantic primarily generates income by earning a spread between its investment income and the cost of policyholder benefits. As of December 31, 2020, Global Atlantic served over two million policyholders.
Our Business
We operate an asset management business in four business lines: (1) Private Markets, (2) Public Markets, (3) Capital Markets and (4) Principal Activities. We also have an insurance business operated by Global Atlantic. Information about our asset management business lines below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement. KKR acquired Global Atlantic and became the investment manager for Global Atlantic’s general account assets on February 1, 2021. Therefore, KKR’s historical financial results incorporated by reference in this prospectus, including its audited consolidated financial statements as of and for the year ended December 31, 2020, do not reflect Global Atlantic’s financial results or the impact on KKR’s financial results of the closing of the Global Atlantic acquisition and may not be indicative of KKR’s financial results for the quarter ended March 31, 2021 and for future periods when KKR will consolidate the results of Global Atlantic.
Asset Management – Private Markets
Through our Private Markets business line, we manage and sponsor a group of private equity funds that invest capital for long-term appreciation, either through controlling ownership of a company or strategic minority positions. In addition to our traditional private equity funds, we sponsor investment funds that invest in growth equity, core and impact investments. We also manage and sponsor investment funds that invest capital in real assets, such as infrastructure, energy and real estate. Our Private Markets business line includes separately managed accounts that invest in multiple strategies, which may include our credit strategies as well as our private equity and real assets strategies. These funds and accounts are managed by Kohlberg Kravis Roberts & Co. L.P., an SEC-registered investment adviser.
As of December 31, 2020, our Private Markets business line had $148.7 billion of AUM, consisting of $99.1 billion in private equity (including growth equity, core and impact investments), $35.2 billion in real assets (including infrastructure, energy and real estate) and $14.4 billion in other related strategies.
Asset Management – Public Markets
Through our Public Markets business line, we report our credit and hedge funds platforms on a combined basis. Our credit business invests capital in (i) leveraged credit strategies, including leveraged loans, high-yield bonds, opportunistic credit and revolving credit strategies, and (ii) alternative credit strategies, including special situations and private credit strategies such as direct lending and private opportunistic credit (including mezzanine and asset-based finance) investment strategies. The funds, CLOs, separately managed accounts, investment companies registered under the Investment Company Act and alternative investment funds (“AIFs”) in our leveraged credit and alternative credit strategies are managed by KKR Credit Advisors (US) LLC, which is an SEC-registered investment adviser, KKR Credit Advisors (Ireland) Unlimited Company, which is regulated by the Central Bank of Ireland (“CBI”), and KKR Credit Advisors (Singapore) Pte. Ltd., which is regulated by the Monetary Authority of Singapore and also registered with the SEC. Our business development company (“BDC”) platform consists of BDCs advised by FS/KKR Advisor, LLC (“FS/KKR Advisor”), which is an investment adviser jointly owned by KKR and Franklin Square Holdings, L.P. (“FS Investments”) following the completion of our strategic partnership with FS Investments on April 9, 2018. Our Public Markets business line also includes our hedge funds platform, which consists of strategic partnerships with third-party hedge fund managers in which KKR owns a minority stake (which we refer to as “hedge fund partnerships”). Our hedge fund partnerships offer a variety of investment strategies, including equity hedge funds, hedge fund-of-funds and credit hedge funds.

We intend to continue to grow the Public Markets business line by leveraging our global investment platform, experienced investment professionals and the ability to adapt our investment strategies to different market conditions to capitalize on investment opportunities that may arise at various levels of the capital structure and across market cycles.
As of December 31, 2020, our Public Markets business line had $103.0 billion of AUM, comprised of $45.2 billion of assets managed in our leveraged credit strategies (which include $6.8 billion of assets managed in our opportunistic credit strategy and $2.0 billion of assets managed in our revolving credit strategy), $32.1 billion of assets managed in our alternative credit strategies (which includes $17.1 billion of assets managed in our direct lending strategy and $7.5 billion of assets managed in our private opportunistic credit strategy), $24.5 billion of assets managed through our hedge fund platform, and $1.2 billion of assets managed in other strategies. Our BDC platform has approximately $15.8 billion in assets under management, which are reflected in the AUM of our leveraged credit strategies and alternative credit strategies above. We report all of the assets under management of the BDCs in our BDC platform in our AUM. We report only a pro rata portion of the assets under management of our strategic partnerships with third-party hedge fund managers based on KKR’s percentage ownership in them.
Asset Management – Capital Markets
Our Capital Markets business line is comprised of our global capital markets business, which is integrated with KKR’s asset management business lines, and serves our firm, our portfolio companies and third-party clients by developing and implementing both traditional and non-traditional capital solutions for investments or companies seeking financing. These services include arranging debt and equity financing, placing and underwriting securities offerings, and providing other types of capital markets services that result in the firm receiving fees, including underwriting, placement, transaction and syndication fees, commissions, underwriting discounts, interest payments and other compensation, which may be payable in cash or securities, in respect of the activities described above.
Our capital markets business underwrites credit facilities and arranges loan syndications and participations. When we are sole arrangers of a credit facility, we may advance amounts to the borrower on behalf of other lenders, subject to repayment. When we underwrite an offering of securities on a firm commitment basis, we commit to buy and sell an issue of securities and generate revenue by purchasing the securities at a discount or for a fee. When we act in an agency capacity or best efforts basis, we generate revenue for arranging financing or placing securities with capital markets investors. We may also provide issuers with capital markets advice on security selection, access to markets, marketing considerations, securities pricing, and other aspects of capital markets transactions in exchange for a fee. Our capital markets business also provides syndication services in respect of co-investments in transactions participated in by KKR funds or third-party clients, which may entitle the firm to receive syndication fees, management fees and/or a carried interest.
The capital markets business has a global footprint, with local presence and licenses to carry out certain broker-dealer activities in various countries in North America, Europe, Asia-Pacific and the Middle East. Our flagship capital markets subsidiary is KKR Capital Markets LLC, an SEC-registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”).
Asset Management – Principal Activities
Through our Principal Activities business line, we manage the firm’s own assets on our balance sheet and deploy capital to support and grow our Private Markets and Public Markets business lines. Typically, the funds in our Private Markets and Public Markets business lines contractually require us, as general partner of the funds, to make sizable capital commitments from time to time. We believe making general partner commitments assists us in raising new funds from limited partners by demonstrating our conviction in a given fund’s strategy. We also use our balance sheet to bridge investment activity during fundraising by seeding investments for new funds and also to acquire investments in order to help establish a track record for fundraising in new strategies. We also use our own capital to bridge capital selectively for our funds’ investments or finance strategic acquisitions and partnerships, although the financial results of an acquired business or hedge fund partnership may be reported in our other business lines.
Our Principal Activities business line also provides the required capital to fund the various commitments of our Capital Markets business line when underwriting or syndicating securities, or when providing term loan commitments for transactions involving our portfolio companies and for third parties. Our Principal Activities business line also holds assets that are utilized to satisfy regulatory requirements for our Capital Markets business line and risk retention requirements for our CLOs.
We also make opportunistic investments through our Principal Activities business line, which include co-investments alongside our Private Markets and Public Markets funds as well as Principal Activities investments that do not involve our Private Markets or Public Markets funds.
We endeavor to use our balance sheet strategically and opportunistically to generate an attractive risk-adjusted return on equity in a manner that is consistent with our fiduciary duties, in compliance with applicable laws, and consistent with our one-firm approach.
Insurance – Global Atlantic
Our insurance business is operated by Global Atlantic. KKR owns a 61.1% economic equity interest in Global Atlantic, which is subject to change based on post-closing purchase price adjustments. The balance of Global Atlantic is owned by third-party investors and Global Atlantic employees. Following the Global Atlantic acquisition, Global Atlantic continues to operate as a separate business with its existing brands and management team. Beginning with the first quarter of 2021, we intend to present Global Atlantic's financial results as a separate reportable segment.
Global Atlantic is a leading U.S. annuity and life insurance company that provides a broad suite of protection, legacy and savings products and reinsurance solutions to clients across individual and institutional markets. Global Atlantic has made the strategic decision to focus on target markets that it believes supports issuing products that have attractive risk and return characteristics. These markets allow Global Atlantic to leverage its strength in distribution and to deploy shareholder capital opportunistically across market conditions.
Global Atlantic primarily offers individuals fixed-rate annuities, fixed-indexed annuities, and targeted life products through a network of banks, broker-dealers, and insurance agencies. Global Atlantic provides its institutional clients customized reinsurance solutions, including block, flow and pension risk transfer, as well as funding agreements. Global Atlantic primarily generates income by earning a spread between its investment income and the cost of policyholder benefits. As of December 31, 2020, Global Atlantic served over two million policyholders.
Global Atlantic focuses exclusively on two businesses in the United States: individual and institutional. Global Atlantic believes these businesses are complementary, providing favorable opportunities to deploy capital across various market environments.
•
Individual Markets. Global Atlantic primarily seeks to reach individuals in the United States who are planning for, or are already in, retirement. Global Atlantic's annuity products are distributed primarily through a network of distribution partners, including over 210 banks, broker-dealers and independent marketing organizations. Global Atlantic generated $6.7 billion of sales for the year ended December 31, 2020. Global Atlantic believes that focusing on banks and broker-dealers within individual markets provides attractive returns and helps maintain a competitive advantage. Global Atlantic's targeted life products are distributed primarily through 83 independent marketing organizations and approximately 1,300 funeral homes.

•
Institutional Markets. Global Atlantic provides customized reinsurance solutions to assist companies in meeting their strategic, risk management and capital goals. These solutions include capabilities across flow, pension risk transfer and block reinsurance. To generate reinsurance opportunities, Global Atlantic targets over 50 retirement and life insurance companies that it believes may seek to transact in the reinsurance market. Since Global Atlantic's founding in 2004, it has executed 28 reinsurance transactions and three strategic transactions with 21 clients, through which Global Atlantic received a total of $74.3 billion of assets as of February 1, 2021. Global Atlantic also provides flow and pension risk transfer reinsurance to its clients. Global Atlantic offers funding agreements to Federal Home Loan Banks and to an unaffiliated trust that in turn issues funding agreement backed notes to institutional investors in connection with its funding agreement backed notes program launched in January 2021.

Organizational Structure
KKR & Co. Inc. is a holding company that owns the general partner of KKR Group Partnership, which in turn is the intermediate holding company that owns the KKR business. KKR & Co. Inc. indirectly owns certain but not all of the partner interests of KKR Group Partnership. KKR & Co. Inc. consolidates the financial results of KKR Group Partnership and its subsidiaries. Shares of common stock of KKR & Co. Inc. are listed on the NYSE under the symbol “KKR.”
KKR Group Finance Co. IX LLC was formed in Delaware on January 15, 2021 as a limited liability company and is a wholly-owned subsidiary of KKR Group Finance Co. Holdings Limited, a Cayman Islands exempted company, which is a wholly-owned subsidiary of KKR Group Partnership. The Issuer is a finance subsidiary without other material business activities. The principal executive offices of the Issuer are located at 30 Hudson Yards, New York, NY 10001. The Issuer is empowered under its organizational documents to borrow and raise money from time to time and to issue debentures and other securities, such as the Notes offered hereby.
The simplified diagram set forth below depicts our structure as of February 17, 2021. The diagram does not depict all of our subsidiaries or the carry pool through which our employees and other persons are entitled to carried interest earned in respect of certain investment funds and vehicles.

(1)	KKR Group Finance Co. II LLC is a wholly-owned subsidiary of KKR Group Finance Co. Holdings Limited and the issuer of the 2043 Notes.
(2)	KKR Group Finance Co. III LLC is a wholly-owned subsidiary of KKR Group Finance Co. Holdings Limited and the issuer of the 2044 Notes.
(3)	KKR Group Finance Co. IV LLC is a wholly-owned subsidiary of KKR Group Finance Co. Holdings Limited and the issuer of the JPY Notes.
(4)	KKR Group Finance Co. V LLC is a wholly-owned subsidiary of KKR Group Finance Co. Holdings Limited and the issuer of the 2029 Euro Notes.
(5)	KKR Group Finance Co. VI LLC is a wholly-owned subsidiary of KKR Group Finance Co. Holdings Limited and the issuer of the 2029 USD Notes.
(6)	KKR Group Finance Co. VII LLC is a wholly-owned subsidiary of KKR Group Finance Co. Holdings Limited and the issuer of the 2050 Notes.

(7)	KKR Group Finance Co. VIII LLC is a wholly-owned subsidiary of KKR Group Finance Co. Holdings Limited and the issuer of the VIII 2050 Notes.
(8)
Depending on the fund’s vintage, 40% or 43% of the carried interest earned from our investment funds are allocated to a carry pool, from which carried interest is allocable to our current and former employees and other persons associated with KKR. In February 2021, upon receipt of the approval of a committee representing a majority of our independent directors, we amended the percentage of carried interest that is allocable to the carry pool to 65% for recently formed funds and future funds, while for older funds, it remains 40% or 43%, as applicable. The carry pool and certain other minority interests are not reflected in the organizational structure chart.

(9)	KKR holds the sole voting rights in and owns a 61.1% economic interest in Global Atlantic, which is subject to change based on post-closing purchase price adjustments.

The Offering
The summary below describes the principal terms of the Notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the section of this prospectus supplement entitled “Description of the Notes” and any free writing prospectus we may provide you in connection with this offering for a more detailed description of the terms and conditions of the Notes. As used in this section, the terms the “Issuer,” “us,” “we” or “our” refer to KKR Group Finance Co. IX LLC and not any of its subsidiaries or affiliates.
Issuer
KKR Group Finance Co. IX LLC.
Securities Offered
$   million aggregate principal amount of   % Subordinated Notes due 2061 (or $   million aggregate principal amount of   % Subordinated Notes due 2061 if the underwriters exercise their overallotment option to purchase additional Notes in full).
Interest Rate
The Notes will bear interest at the rate of       % per year.
Interest Payment Dates
   ,    ,     and     of each year, commencing on    , 2021. Interest on the notes will accrue from    , 2021, subject to our right to defer the payment of interest as described under “Optional Interest Deferral” below.
Maturity Date
   , 2061, unless earlier redeemed or repurchased.
Optional Redemption
We may elect to redeem the Notes:
•
in whole at any time or in part from time to time on or after    , 2026, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Notes are not redeemed in whole, at least $25 million aggregate principal amount of the Notes must remain outstanding after giving effect to such redemption;

•	as provided under “Tax Redemption” below; or
•
in whole, but not in part, at any time prior to       , 2026, within 90 days after the occurrence of a “rating agency event” (as defined in “Description of the Notes—Optional Redemption of the Notes”) at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest to, but excluding, the date of redemption.

Tax Redemption
We may redeem the Notes, in whole, but not in part, within 120 days of the occurrence of a Tax Redemption Event (as defined in “Description of the Notes—Tax Redemption”) at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.
Optional Interest Deferral
We have the right on one or more occasions to defer the payment of interest on the Notes for up to five consecutive years (each such period, an “optional deferral period”). During an optional deferral period, interest will continue to accrue at the interest rate on the Notes, compounded quarterly as of each interest payment date to the extent permitted by applicable law. See “Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement.
Payment Restrictions Upon
Interest Deferral
If we have exercised our right to defer interest payments on the Notes, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank equally with or junior to the Notes upon our liquidation, dissolution or winding up, subject to certain limited exceptions, including to make pro rata distributions of cash in respect of income tax liabilities pursuant to the organizational documents of the Issuer and KKR Group Partnership, as such documents were in effect as of the closing of the offering of the Notes; provided that, notwithstanding the foregoing, no terms of the Notes will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.
Subordination; Ranking
The Notes will be unsecured obligations and will:
•	rank junior in right of payment to all existing and future Senior Indebtedness (as defined in “Description of the Notes—Subordination of Notes and Guarantees”) of the Issuer;
•	rank equal in right of payment with all existing and future Indebtedness Ranking on a Parity with the notes of the Issuer;
•	be effectively subordinated to all existing and future secured Indebtedness of the Issuer, to the extent of the value of the assets securing such Indebtedness; and
•
be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations (including policyholder liabilities and other payables) of each subsidiary of the Issuer that is not itself the Issuer.

The Notes do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in right of payment and upon our liquidation to the Notes.
Guarantors
KKR & Co. Inc., KKR Group Partnership L.P. and any other entity that is required to become a guarantor of the Notes as provided under “Description of the Notes—Guarantees.”
Guarantees
The Guarantors will fully and unconditionally guarantee payment of principal, premium, if any, and interest on the Notes, jointly and severally, on a subordinated basis. The Guarantors are holding companies and the Notes are not guaranteed by any fee generating businesses or investment funds affiliated with KKR & Co. Inc. or its subsidiaries. The guarantees of the Notes will be unsecured obligations of the Guarantors and will:
•	rank junior in right of payment to all existing and future Senior Indebtedness of the relevant Guarantor;
•	rank equal in right of payment with all existing and future Indebtedness Ranking on a Parity with the notes of the relevant Guarantor;
•	be effectively subordinated to all existing and future secured Indebtedness of the relevant Guarantor, to the extent of the value of the assets securing such Indebtedness; and
•
be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations (including policyholder liabilities and other payables) of each subsidiary of the relevant Guarantor that is not itself the Guarantor.

The Guarantors that will guarantee the Notes offered hereby also guarantee the Existing Notes. See the organizational chart included in “—Organizational Structure” above.
Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $       million.
We intend to use the net proceeds from this offering, along with cash on hand, to redeem one or more of the series of KKR & Co. Inc.’s outstanding Series A Preferred Stock and Series B Preferred Stock. Any remaining net proceeds will be used for general corporate purposes. Pending application of the net proceeds of this offering for the foregoing purposes, the net proceeds may be invested temporarily in investment-grade securities or similar instruments.
Certain Covenants
The indenture governing the Notes includes requirements that, among other things, restrict the ability of the Issuer and, as applicable, the Guarantors to:
•	merge, consolidate or sell, transfer or convey all or substantially all of their assets; and
•	create liens on the voting stock of its subsidiaries.
These covenants are subject to a number of important qualifications and limitations. See “Description of the Notes.”
Trustee
The Bank of New York Mellon Trust Company, N.A., a national banking association.

Additional Notes
From time to time, without notice to, or the consent of, the holders of the Notes, the Issuer may issue other debt securities under the indenture in addition to the Notes, increase the principal amount of the Notes that may be issued under the indenture and issue additional Notes of this series in the future. Any such additional Notes will have the same terms as the initial Notes and the Notes being offered hereby but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the initial Notes being offered hereby. If issued, these additional Notes will become part of the same series as the Notes, including for purposes of voting, redemptions and offers to purchase; provided that if the additional Notes are not fungible with the outstanding Notes for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP and ISIN number.
Denominations and Form
The Notes will be book entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the Notes through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems. The Notes will be issued in book-entry form in denominations of $25 and multiples of $25 in excess thereof.
Events of Default
The Notes can only be accelerated upon certain events of our bankruptcy, insolvency or reorganization. See “Description of the Notes—Events of Default, Notice and Waiver” in this prospectus supplement.
Listing
We intend to apply to list the Notes on the NYSE under the symbol “KKRS.” If approved for listing, we expect trading of the Notes on the NYSE to commence within 30 days after they are first issued.
Risk Factors
See “Risk Factors” starting on page S-12 herein and in the documents we have incorporated by reference for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in the Notes.
Governing Law
The State of New York.
Exclusive Forum
The Indenture, Notes and Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture will provide that any action, suit or proceeding arising out of or relating to the Indenture, Notes and Note Guarantees may only be brought and enforced in the United States District Court for the Southern District of New York (or if such court does not have jurisdiction over such action, suit or proceeding, the Supreme Court of New York County (Commercial

Division) in the State of New York of the State of New York), which will be the exclusive forum for any such actions, suits or proceedings, except that any action, suit or proceeding asserting a cause of action arising under the Exchange Act may also be brought and enforced in any federal district court of the United States, which will be the exclusive forum for such actions, suits or proceedings. Holders of the Notes will be deemed to have consented to the jurisdiction of such courts and have waived any objection that such courts represent an inconvenient forum for any such suit, action or proceeding.
Conflicts of Interest
KKR Capital Markets LLC is an indirect subsidiary of KKR & Co. Inc. Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”) imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. As a result of the above, KKR Capital Markets LLC will be deemed to have a “conflict of interest” within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. KKR Capital Markets LLC will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the securities offered are investment grade rated securities. See “Underwriting (Conflicts of Interest).”

RISK FACTORS
Investing in the Notes involves risks. You should carefully review the following risk factors and the risks discussed under the captions “Risk Factors” and in other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement. You should also carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and could result in a complete or partial loss of your investment. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.
Risks Relating to the Notes and the Guarantees
The Issuer is a finance subsidiary and its ability to meet its obligations under the Notes is dependent upon intercompany transfers from the Guarantors. The Guarantors are holding companies and their ability to meet their obligations under the guarantees is dependent upon funds from their respective subsidiaries. Such obligations will be structurally subordinated to the claims of the creditors of the Guarantors’ respective subsidiaries which are not guaranteeing the Notes.
The Issuer is an indirect finance subsidiary of KKR & Co. Inc. and has no operations or assets other than in such capacity. Furthermore, the Guarantors are each holding companies and their only significant assets are their investments in their respective subsidiaries. As a finance subsidiary, the Issuer is dependent upon intercompany transfers of funds from the Guarantors to meet its obligations under the Notes and, as holding companies, the Guarantors are dependent upon intercompany transfers of funds from their respective subsidiaries to meet their obligations under the guarantees. The ability of such entities to make other payments to the Issuer or the Guarantors may be restricted by, among other things, applicable laws as well as agreements to which those entities may be a party. Therefore, the Issuer’s ability and the Guarantors’ abilities to make payments in respect of the Notes or the guarantees, respectively, may be limited.
Except for the Issuer, none of the subsidiaries of KKR Group Partnership will have any obligations in respect of the Notes, unless any such entities become guarantors. See “Summary—Organizational Structure” and “Description of the Notes.” Accordingly, the Notes will be structurally subordinated to claims of creditors (including trade creditors, if any) of all the subsidiaries of KKR Group Partnership (besides the Issuer), except to the extent that any such entities become guarantors. All obligations of the subsidiaries of the Issuer and the Guarantors (which are not otherwise guaranteeing the Notes) will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to the Guarantors.
In contrast to typical guaranteed debt securities, the Guarantors of the Notes are holding companies. Accordingly, the Notes have similar credit characteristics to holding company debt that does not have the benefit of guarantees and are structurally subordinated to the claims of creditors of our fee generating businesses.
The guarantees of the Notes are intended to serve a different purpose than guarantees in a traditional guaranteed debt structure. In a typical debt offering with guarantees, the Notes are issued by a parent holding company and the obligations are fully and unconditionally guaranteed by the issuer’s wholly- owned subsidiaries. This has the effect of improving the credit quality of what would otherwise be holding company debt by effectively eliminating structural subordination of the parent’s debt obligation to the trade and other creditors of the operating businesses. By contrast, the guarantees of the Notes are issued by intermediate holding companies and therefore the Notes and guarantees remain structurally subordinated to the creditors of our revenue generating businesses. The reason we elected to have KKR Group Partnership also guarantee the Issuer’s payment obligations under the indenture, as opposed to just having a guarantee by KKR & Co. Inc., was to ensure that the payment obligation was at a level in our organizational structure that owns substantially all of our revenue generating businesses. Accordingly, the credit quality of the Notes and related guarantees is more similar to holding company debt securities than traditional guaranteed debt securities.

The Notes and the guarantees are effectively subordinated to any debt of the Issuer, the Guarantors or the subsidiaries of the Guarantors that is secured.
The Notes and the guarantees will be the Issuer’s and the Guarantors’ direct and unsecured obligations and will (a) rank junior in right of payment to all existing and future Senior Indebtedness of the Issuer or the relevant Guarantor; (b) rank equal in right of payment with all existing and future Indebtedness Ranking on a Parity with the notes of the Issuer or the relevant Guarantor; (c) be effectively subordinated to all existing and future secured Indebtedness of the Issuer or the relevant Guarantor, to the extent of the value of the assets securing such Indebtedness; and (d) be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations (including policyholder liabilities and other payables) of each subsidiary of the Issuer or the relevant Guarantor that is not itself the Issuer or a Guarantor.
Neither the Issuer nor the Guarantors currently have any secured indebtedness outstanding, although KKR Capital Markets Holdings L.P., which is the principal holding company for our capital markets business and an indirect subsidiary of KKR Group Partnership, has a credit facility which provides for revolving borrowings of up to $750.0 million and is secured by certain of its and its respective subsidiaries’ assets (“KCM Credit Agreement”) and a 364-day revolving credit (the “KCM Short-Term Credit Agreement”) which provides for revolving borrowings of up to $750.0 million, with obligations limited solely to entities involved in KKR’s capital markets business and liabilities which are non-recourse to other parts of KKR. KKR had no amounts drawn on the KCM Credit Agreement or the KCM Short-Term Credit Agreement as of December 31, 2020. In addition, KKR Group Partnership and Kohlberg Kravis Roberts & Co. L.P., an indirect subsidiary of KKR Group Partnership, are borrowers under an unsecured credit agreement that provides for revolving borrowings of $1.0 billion, with the option to request an increase in the facility amount of up to an additional $500.0 million, for an aggregate principal amount of $1.5 billion, subject to certain conditions. KKR Financial Holdings LLC (“KFN”), an indirect subsidiary of KKR & Co. Inc. and the issuer of certain indebtedness that is non-recourse to the rest of KKR, had total debt obligations of $948.5 million as of December 31, 2020.
In addition, we may incur secured and unsecured debt obligations in the future and the Notes and the guarantees will be effectively subordinated to that debt to the extent of the value of the assets securing that debt. The effect of this subordination is that if any of Issuer, the Guarantors or the subsidiaries of the Guarantors is involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any secured debt, the assets that secure such debt will be available to pay obligations on the Notes or the guarantees only after all such debt has been paid in full from the assets securing such debt. Holders of the Notes will participate in any remaining assets ratably with all of the other unsecured and unsubordinated creditors of the Issuer, the Guarantors or the subsidiaries of the Guarantors. In any such event, because the Notes are unsecured, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.
The interests of our equity holders may be in conflict with the interests of holders of the Notes.
Circumstances may occur in which the interests of our equity holders, including the public stockholders of KKR & Co. Inc. and our principals, could be in conflict with the interests of the holders of our debt. Equity holders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment, even though those transactions may involve risks to the holders of our debt.
We may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the Notes.
The terms of the indenture and the Notes do not impose any limitation on the Issuer or any of the Guarantors or their respective subsidiaries’ ability to incur additional debt. The Issuer or any of the Guarantors or their respective subsidiaries may incur additional indebtedness in the future, which could have important consequences to holders of the Notes, including the following:
•	we could have insufficient cash to meet our financial obligations, including our obligations under the Notes;
•	our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and
•	a significant degree of debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our subsidiaries.

The Issuer can defer interest payments on the Notes for one or more periods of up to five years each. This may affect the market price of the Notes.
So long as there is no event of default with respect to the Notes, the Issuer may defer interest payments on the Notes, from time to time, for one or more optional deferral periods of up to five consecutive years. At the end of an optional deferral period, if all amounts due are paid, the Issuer could start a new optional deferral period of up to five consecutive years. During any optional deferral period, interest on the Notes would be deferred but would accrue additional interest at a rate equal to the interest rate on the Notes, to the extent permitted by applicable law. No optional deferral period may extend beyond the maturity date of the Notes. See “Description of the Notes—Option to Defer Interest Payments.”
If the Issuer exercises the right to defer interest payments, the Notes may trade at a price that does not fully reflect the value of accrued and unpaid interest on the Notes or that is otherwise less than the price at which the Notes may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the Notes is likely to be affected and may be more volatile than other securities that do not have these rights.
If the Issuer does defer interest on the Notes and you sell your Notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Notes until the Issuer pays the deferred interest at the end of the applicable deferral period.
The Issuer and the Guarantors may continue to make tax distributions when the Issuer defers interest payments on the Notes.
If the Issuer exercises its right to defer interest payments, neither the Issuer nor any Guarantor may generally make payments on or redeem or purchase any of its equity interests or any of its debt securities or guarantees that rank pari passu or junior to the notes, subject to certain exceptions, including without limitation, pro rata distributions of cash in respect of income tax liabilities pursuant to the organizational documents of the Issuer and KKR Group Partnership, as such documents were in effect as of the closing of the offering of the Notes; provided that, notwithstanding the foregoing, no terms of the Notes will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries. The holders of the Notes will have no right to prohibit, and no claim over, any such distributions, which may be material in amount. See “Description of the Notes—Payment Restrictions During a Deferral Period.”
If the Issuer defers interest payments on the Notes, there will be U.S. federal income tax consequences to holders of the Notes.
If the Issuer were to defer interest payments on the Notes, the Notes would be treated as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States holder would be required to include such stated interest in income as it accrues, regardless of such United States holder’s regular method of accounting, using a constant yield method, before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the Notes as taxable income.
If the Issuer were to defer interest payments on the Notes, and if holders of the Notes sell their Notes before the record date for the payment of interest at the end of an optional deferral period, they will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the optional deferral period. Moreover, amounts that holders were required to include in income in respect of the Notes during the optional deferral period will be added to such holders’ adjusted tax basis in the Notes, but may not be reflected in the amount that such holder realizes on the sale. To the extent the amount realized on a sale is less than the holder’s adjusted tax basis, the holder will generally recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Certain United States Federal Income Tax Consequences—Certain Tax Consequences to U.S. Holders—Sale, Exchange or Retirement of Notes.”
A holder of the Notes will not have rights of acceleration in the case of payment defaults or other breaches of covenants.
The only event of default under the indenture consists of specific events of our bankruptcy, insolvency or receivership. There is no right of acceleration in the case of payment defaults or other breaches of covenants under the indenture.

Rating agencies may change their practices for rating the Notes, which change may affect the market price of the Notes. In addition, the Issuer may redeem the Notes if a rating agency amends, clarifies or changes the criteria used to assign equity credit for securities similar to the Notes.
The rating agencies that currently publish a rating for us, including Moody’s Investors Service, Inc., S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and A.M. Best Company, Inc., may, from time to time in the future, change the way they analyze securities with features similar to the Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Notes. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Notes are subsequently lowered, that could have a negative impact on the trading price of the Notes. In addition, the Issuer may redeem the Notes before     , 2026 at our option, in whole, but not in part, within 90 days of a rating agency amending, clarifying or changing the criteria used to assign equity credit for securities such as the Notes, which amendment, clarification or change results in (i) the shortening of the length of time the Notes are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Notes; or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Notes. See “Description of the Notes—Optional Redemption of the Notes.”
The Notes may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.
The Issuer may redeem the Notes at its option, in whole at any time or in part, on or after     , 2026, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, the Issuer may redeem the Notes in whole, but not in part, before maturity if certain changes in tax laws, regulations or interpretations occur. In each of these two cases, the redemption price will be 100% of the principal amount of such Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Issuer may also redeem the Notes before     , 2026 at its option, in whole, but not in part, within 90 days of a “rating agency event” (as defined in “Description of the Notes—Optional Redemption of the Notes”). In this event, the redemption price will be equal to 102% of the aggregate principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes—Optional Redemption of the Notes.” If the Issuer exercises any of these rights, you may not be able to reinvest the money you receive upon a redemption at a rate that is equal to or higher than the rate of return on the Notes.
There may not be a public market for the Notes.
The Issuer will apply to list the Notes on the NYSE under the symbol “KKRS.” If approved for listing, we expect trading of the Notes on the NYSE to commence within 30 days after they are first issued. The listing of the Notes will not necessarily ensure that an active trading market will be available for the Notes or that you will be able to sell your Notes at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the Notes will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the Notes may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.
Changes in our credit ratings or the debt markets could adversely affect the market price of the Notes.
The market price for the Notes will depend on many factors, including, among other things:
•	our credit ratings with major credit rating agencies, including with respect to the Notes;
•	the prevailing interest rates being paid by other companies similar to us;
•	our results of operations, financial condition and future prospects;
•	the overall condition of the economy and the financial markets; and

•
our election to defer interest payments on the Notes (see “—The Issuer can defer interest payments on the Notes for one or more periods of up to five years each. This may affect the market price of the Notes.”).

The price of the Notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the Notes.
In addition, credit rating agencies continually review their ratings for debt securities of the companies that they follow, including us. Negative changes in our ratings, including a downgrade or the suspension or withdrawal of these ratings by the ratings agencies, could have an adverse effect on the market price of the Notes. The effect of any negative change to our credit rating would be to increase our costs of borrowing in the future.
U.S. federal and state fraudulent transfer laws, and applicable Cayman Islands law, may permit a court to void the Notes and the guarantees, subordinate claims in respect of the Notes and any guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the Notes.
The Issuer and KKR & Co. Inc. are each formed under the laws of the State of Delaware. KKR Group Partnership is formed under the laws of the Cayman Islands, and its general partner is formed under the laws of the State of Delaware. While relevant fraudulent transfer laws may vary from jurisdiction to jurisdiction, such laws may permit a court to void the Notes and the guarantees, subordinate claims in respect of the Notes and any guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the Notes. Fraudulent transfer and conveyance statutes may apply to the issuance of the Notes, the incurrence of any guarantees of the Notes entered into upon issuance of the Notes and guarantees that may be entered into thereafter under the terms of the indenture governing the Notes. Under applicable bankruptcy laws and fraudulent transfer or conveyance laws, which may vary from jurisdiction to jurisdiction, the Notes or any guarantee could be voided as a fraudulent transfer or conveyance if (1) the Issuer or any of the Guarantors, as applicable, issued the Notes or incurred its guarantee with the intent of hindering, delaying or defrauding creditors or (2) the Issuer or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the Notes or incurring its guarantee and, in the case of (2) only, one of the following is also true at the time thereof:
•	the Issuer or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantees;
•	the issuance of the Notes or the incurrence of the guarantees left the Issuer or any of the Guarantors, as applicable, with an unreasonably small amount of capital to carry on business; or
•	the Issuer or any of the Guarantors intended to, or believed that it would, incur debts beyond the Issuer’s or such Guarantor’s ability to pay such debts as they mature.
A court would likely find that the Issuer or a Guarantor did not receive reasonably equivalent value or fair consideration for the Notes or such guarantee if the Issuer or such Guarantor did not substantially benefit directly or indirectly from the issuance of the Notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or now or antecedent debt is secured or satisfied.
We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to the Issuer’s or any of the Guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:
•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;
•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the Notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or such guarantee or subordinate the Notes or such guarantee to presently existing and future indebtedness of the Issuer or of the related Guarantor, or require the holders of the Notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes.
Although each guarantee entered into by a Guarantor contains a provision intended to limit that Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that Guarantor’s obligation to an amount that effectively makes its guarantee worthless.
Noteholders may face difficulties in enforcing the guarantees provided by KKR Group Partnership because it is an exempted limited partnership formed under Cayman Islands law.
One of the Guarantors, KKR Group Partnership, is an exempted limited partnership formed under the laws of the Cayman Islands. We have been advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will—based on the principle that a judgment by a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given—recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters, and was not obtained in a manner, and is not of a kind, the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, despite this advice, there can be no assurance that the Grand Court of the Cayman Islands would recognize or enforce judgments of United States courts obtained against KKR Group Partnership or be competent to hear original actions brought in the Cayman Islands against KKR Group Partnership in connection with its obligations under its guarantees of the Notes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Without limiting the foregoing, forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include those described herein under “Risk Factors” in this prospectus supplement and in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should be read in conjunction with the other cautionary statements that are included in this prospectus supplement and in our other periodic filings. You should keep in mind that any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. We anticipate that subsequent events and developments will cause our views to change. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $       million.
We intend to use the net proceeds from this offering, along with cash on hand, to redeem one or more of the series of KKR & Co. Inc.’s outstanding Series A Preferred Stock and Series B Preferred Stock. Any remaining net proceeds will be used for general corporate purposes. Pending application of the net proceeds of this offering for the foregoing purposes, the net proceeds may be invested temporarily in investment-grade securities or similar instruments.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2020 on (i) an actual basis and (ii) an as adjusted basis to give effect to this offering and estimated offering expenses. You should read this table in conjunction with the information contained under the heading “Use of Proceeds” in this prospectus supplement, and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report in Form 10-K for the fiscal year ended December 31, 2020.
	As of December 31, 2020
	Actual	As Adjusted
	(unaudited)
	(in millions of dollars)
Debt Obligations(1)
Revolving Credit Facilities	$—	$
Existing Notes	4,632
Notes Offered Hereby
Recourse Debt Obligations	$4,632	$
Debt Obligations—KFN(2)	916
Total Debt Obligations	$5,548	$
Series A and B Preferred Stock, $0.01 par value. 13,800,000 and 6,200,000 shares, respectively, issued and outstanding as of December 31, 2020 and 2019.	483
Series C Mandatory Convertible Preferred Stock, $0.01 par value. 23,000,000 shares issued and outstanding as of December 31, 2020.	1,116
Series I Preferred Stock, $0.01 par value. 1 share authorized, 1 share issued and outstanding as of December 31, 2020 and 2019.	—
Series II Preferred Stock, $0.01 par value. 499,999,999 shares authorized, 275,626,493 and 290,381,345 shares, issued and outstanding as of December 31, 2020 and 2019, respectively.	3
Common Stock, $0.01 par value. 3,500,000,000 shares authorized, 572,893,738 and 560,007,579 shares, issued and outstanding as of December 31, 2020 and 2019, respectively	6
Additional Paid-In Capital	8,688
Retained Earnings	3,441
Accumulated Other Comprehensive Income (Loss)	(19)
Total KKR & Co. Inc. Stockholders’ Equity	$13,718	$
Noncontrolling Interests	27,083
Total Equity	$40,801	$
Total Capitalization	$46,349	$
(1)
Amounts exclude (i) financing arrangements entered into by our consolidated funds with the objective of providing liquidity to the funds of $8.5 billion, (ii) debt securities issued by our consolidated CLOs of $17.3 billion, (iii) borrowings collateralized by specific investments and other assets held directly by majority-owned investment vehicles of $1.6 billion and (iv) debt obligations in connection with the ownership of KKR office space of $0.5 billion. Debt securities issued by consolidated CLO entities are supported solely by the investments held at the CLO vehicles and are not collateralized by assets of any other KKR entity. Obligations under financing arrangements entered into by our consolidated funds are generally limited to our pro rata equity interest in such funds. Our management companies bear no obligations to repay any financing arrangements at our consolidated funds.

(2)
Consists of (i) $500.0 million aggregate principal amount of 5.500% Senior Notes due 2032, (ii) $120.0 million aggregate principal amount of 5.200% Senior Notes due 2033 and (iii) $70.0 million aggregate principal amount of 5.400% Senior Notes due 2033 (collectively, the “KFN Senior Notes”). The KFN Senior Notes are unsecured and unsubordinated obligations of KFN. KFN also issued $258.5 million aggregate principal amount of Junior Subordinated Notes which mature between 2036 and 2037.

DESCRIPTION OF THE NOTES
Set forth below is a description of the specific terms of the notes and related guarantees. This description supplements, and should be read together with, the description of the general terms and provisions of our debt securities and guarantees set forth in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees.” Any information regarding the notes and guarantees contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any inconsistent information in the accompanying prospectus. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture (as defined below) governing the notes. In addition to reading the description of the notes in this prospectus supplement, you should also read the Indenture under which the notes are to be issued because it, and not this description, will define your rights as a holder of the notes.
General
KKR Group Finance Co. IX LLC (the “Issuer” and, together with the Guarantors (as defined below), the “Credit Parties”) will issue $   aggregate principal amount of   % Subordinated Notes due 2061 (the “notes”) under an indenture dated as of     , 2021, among the Issuer, KKR & Co. Inc., KKR Group Partnership L.P. (“KKR Group Partnership” and, together with KKR & Co. Inc., the “Initial Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of     , 2021, among the Issuer, the Initial Guarantors and the Trustee (together with the base indenture, the “Indenture”). The notes will be fully and unconditionally guaranteed, jointly and severally, on a subordinated basis by the Guarantors (as defined below).
None of the subsidiaries of KKR & Co. Inc. other than the Issuer, KKR Group Partnership and any Additional Guarantor (as defined below) will guarantee or have any obligation in respect of the notes.
The notes will mature on     , 2061, unless the Issuer redeems the notes prior to that date, as described below under “—Optional Redemption of the Notes.”
The notes will be issued as subordinated debt securities under the Indenture and will be issued in an initial aggregate principal amount of $   . The notes will be issued only in book-entry form in denominations of $25 and multiples of $25 in excess thereof. Payments of principal of, and interest on, the notes will be made in U.S. dollars. The provisions of the Indenture pertaining to satisfaction and discharge of the Indenture, defeasance, covenant defeasance and unclaimed moneys will apply to the notes.
The terms of the notes include those stated in the Indenture. The Indenture will not limit the amount of other debt that the Issuer or the Initial Guarantors may incur. The Issuer may, from time to time, without the consent of the holders of the notes, issue other debt securities under the Indenture in addition to the notes. The Issuer may also, from time to time, without the consent of the holders of the notes, increase the principal amount of the notes that may be issued under the Indenture and issue additional notes in the future. Any such additional notes will have the same terms as the notes being offered by this prospectus supplement but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the notes being offered by this prospectus supplement. If issued, these additional notes will become part of the same series as such notes being offered by this prospectus supplement, including for purposes of voting, redemptions and offers to purchase. If any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP and ISIN number.
The notes do not provide for any sinking fund.
Maturity
The notes will mature on     , 2061.
Principal and Interest
Subject to applicable law and subject to any optional deferral period, as described below, interest on the notes will accrue at an annual rate equal to   %, and will be payable quarterly in arrears on     ,     ,      and      of each year, commencing     , 2021, each of which we refer to as an interest payment date, to the record holders at the close of business on the immediately preceding      and     , as applicable (whether or not a business day), subject to certain exceptions.

Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay).
Amounts due on the stated maturity date or earlier redemption or repurchase date of the notes will be payable at the corporate trust office of the Trustee, initially at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, Attention: Corporate Finance Group. The Issuer will make payments of principal, premium, if any, redemption or repurchase price and interest in respect of the notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. The Trustee will initially act as paying agent for payments with respect to the notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain a paying agent in each place of payment for the notes. All moneys paid by the Issuer to a paying agent for the payment of principal, interest, premium or the redemption or repurchase price on notes which remain unclaimed at the end of two years after such principal, interest, premium or redemption or repurchase price has become due and payable will be repaid to the Issuer upon request, and the holder of such notes thereafter may look only to the Issuer for payment thereof.
Neither the Issuer nor the Trustee will impose any service charge for any transfer or exchange of a note. However, the Issuer may require you to pay any taxes or other governmental charges in connection with a transfer or exchange of notes.
The Issuer is not required to transfer or exchange any notes selected for redemption for a period of 15 days before mailing of a notice of redemption of the notes to be redeemed.
Interest not paid on any payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the notes until paid. References to “interest” include interest accruing on the notes, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable and in each case to the extent permitted by applicable law.
If any interest payment date, stated maturity date or earlier redemption or repurchase date falls on a day that is not a business day in The City of New York, the Issuer will make the required payment of principal, premium, if any, redemption or repurchase price and/or interest on the next business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption or repurchase date, as the case may be, to the next business day.
As used in the Indenture, the term “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any repurchase or redemption price of, the notes are payable.
Option to Defer Interest Payments
So long as no Event of Default (as defined below) with respect to the notes has occurred and is continuing, the Issuer may, on one or more occasions, defer interest payments on the notes for one or more optional deferral periods of up to five consecutive years without giving rise to an Event of Default under the terms of the notes. A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration, repurchase or redemption of the notes. During an optional deferral period, interest will continue to accrue on the notes, and deferred interest payments will accrue additional interest at the then applicable interest rate on the notes, compounded quarterly as of each interest payment date to the extent permitted by applicable law. During an optional deferral period, the Issuer will be prohibited from paying current interest on the notes until all accrued and unpaid deferred interest plus any accrued interest thereon has been paid. No interest otherwise due during an optional deferral period will be due and payable on the notes until the end of such optional deferral period except upon an acceleration, repurchase or redemption of the notes during such deferral period.

At the end of five years following the commencement of an optional deferral period, the Issuer must pay all accrued and unpaid deferred interest, including compounded interest if it has not been paid before that time. If, at the end of any optional deferral period, the Issuer has paid all deferred interest due on the notes, including compounded interest, the Issuer can again defer interest payments on the notes as described above.
The Issuer will provide to the Trustee and the holders of notes written notice of any deferral of interest or continuation of deferral of interest at least one and not more than 60 business days prior to the applicable interest payment date. The Issuer has no present intention of exercising its right to defer payments of interest.
Payment Restrictions During a Deferral Period
After the commencement of an optional deferral period, until all accrued and unpaid interest on the notes has been paid, the Issuer and the Guarantors will not:
•
declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s or the Guarantors’ equity interests (which includes common and preferred stock);

•
make any payment of principal, interest or premium on or repay, repurchase or redeem any Indebtedness Ranking on a Parity with the notes (as defined below) or Indebtedness Ranking Junior to the notes (as defined below); or

•
make any guarantee payments with respect to any guarantee by the Issuer or any Guarantor of any securities of any of their respective subsidiaries if such guarantee ranks pari passu with or junior in right of payment to the notes.

None of the foregoing, however, shall restrict:
•
pro rata distributions of cash in respect of income tax liabilities pursuant to the organizational documents of the Issuer and KKR Group Partnership, as such documents were in effect as of the closing of the offering of the notes;

•
dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Issuer’s or the Guarantors’ equity interests where the dividend equity interests or equity interests issuable upon exercise of such options, warrants or other rights is the same equity interests as that on which the dividend or distribution is being paid or ranks equally with or junior to such equity interests;

•
any declaration of a dividend in connection with the implementation of a stockholder’s rights plan, or the issuance of equity interests under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•
as a result of a reclassification of any series or class of the Issuer’s or the Guarantors’ equity interests or the exchange or conversion of one class or series of the Issuer’s or the Guarantors’ equity interests for or into another class or series of the Issuer’s or the Guarantors’ equity interests;

•
the purchase of fractional interests in shares of the Issuer’s or the Guarantors’ equity interests pursuant to an acquisition or the conversion or exchange provisions of such equity interests or the security being converted or exchanged;

•
purchases or acquisitions, including the net settlement, of shares of the Issuer’s or the Guarantors’ equity interests in connection with any employment contract, benefit plan, equity incentive plan or other similar arrangement with or for the benefit of directors, officers, agents, consultants or employees or satisfaction of the Issuer’s and the Guarantors’ obligations under any dividend reinvestment plan or director, officer, agent, consultant or employee stock purchase plans;

•
any exchange, redemption or conversion of any class or series of the Issuer’s or the Guarantors’ equity interests, or the equity interests of one of their respective subsidiaries, for any other class or series of the Issuer’s or the Guarantors’ equity interests, or of any class or series of their respective Indebtedness (as defined below) for any class or series of equity interests;

•
purchases or acquisitions of shares of the Issuer’s or the Guarantors’ equity interests in connection with satisfaction of the Issuer’s or the Guarantors’ obligations under any contract or security entered into before and not entered into in anticipation of the commencement of the optional deferral period in compliance with the terms of the Indenture;

•
(i) payment of current or deferred interest on the Issuer’s or any Guarantor’s Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes made pro rata to the amounts due on such Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes and the notes and (ii) payment of principal or current or deferred interest on the Issuer’s or any Guarantor’s Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes that, if not made, would cause a breach of the terms of the instrument governing such Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes;

•	transfers to effect the exchange of direct or indirect interests in KKR Group Partnership for securities of KKR & Co. Inc. or payments in cash as provided in the equity awards therefor; and
•
distributions of carried interest by KKR Group Partnership to KKR Associates Holdings LP pursuant to the organizational documents of KKR Group Partnership, as such document was in effect as of the closing of the offering of the notes.

Notwithstanding the foregoing, the terms of the notes will not restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.
Guarantees
The obligations of the Issuer pursuant to the notes and the Indenture, including any redemption obligation resulting from a Tax Redemption Event (as defined below) or a “rating agency event,” will be fully and unconditionally guaranteed (the “Note Guarantees”), jointly and severally, on a subordinated basis, by each of the Initial Guarantors and any Additional Guarantors as defined below (Additional Guarantors, if any, together with the Initial Guarantors, the “Guarantors”).
Any New KKR Entity (other than a Non-Guarantor Entity) must provide a Note Guarantee, whereupon such New KKR Entity shall be an “Additional Guarantor.” None of the subsidiaries of KKR & Co. Inc. other than the Issuer, KKR Group Partnership and any Additional Guarantor will guarantee or have any obligation in respect of the notes. The Issuer is a finance subsidiary with no operations or assets other than in such capacity, and the Guarantors are holding companies that hold equity interests, either directly or indirectly, in operating entities. The Issuer and the Guarantors depend upon funds from the Guarantors’ respective subsidiaries to meet their obligations in respect of the notes or the Note Guarantees, as applicable. Accordingly, the credit character of the notes is comparable to debt issued by a holding company.
Each Note Guarantee will be a general unsecured obligation of the relevant Guarantor and will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law or Cayman Islands law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee.
The Note Guarantee of a Guarantor will terminate if:
•
such Guarantor is not KKR & Co. Inc. and is sold or disposed of (whether by merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with the Indenture, including the covenant described in “—Consolidation, Merger, Sale of Assets and Other Transactions;”

•	such Guarantor is designated a Non-Guarantor Entity in accordance with the Indenture; or
•	the Issuer effects a defeasance or discharge of the notes, as provided in “—Defeasance and Discharge.”

“New KKR Entity” means any direct or indirect subsidiary of KKR & Co. Inc. other than (i) a then-existing Guarantor, (ii) any Person in which KKR & Co. Inc. directly or indirectly owns its interest through one or more then-existing Guarantors or (iii) any Person through which KKR & Co. Inc. directly or indirectly owns its interests in one or more then-existing Guarantors.
“Non-Guarantor Entity” means any Person designated by the Issuer as such in accordance with the Indenture. The Indenture will provide that the Issuer may designate any Person as a Non-Guarantor Entity if (1) such Person is directly or indirectly wholly owned by one or more Credit Parties and (2) such Person, together with all then-existing Non-Guarantor Entities designated pursuant to this clause (2) on a combined and consolidated basis and taken as a whole, would not constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of KKR & Co. Inc. (the foregoing, the “Non-Guarantor Limitation”). The Issuer may also, from time to time, remove the designation of any Person as a Non-Guarantor Entity and must remove the designation as to one or more Non-Guarantor Entities designated pursuant to clause (2) of the immediately preceding sentence to the extent as of the end of any fiscal quarter such Non-Guarantor Entities exceed the Non-Guarantor Limitation. Any such designation or removal by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Issuer’s member or members or by the Issuer’s board of directors giving effect to such designation or removal, and in the case of a designation, a certificate of a financial officer of the Issuer certifying that such designation complied with the foregoing provisions.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
The notes and Note Guarantees are obligations of the Credit Parties and are not obligations of the subsidiaries of the Credit Parties, other than a subsidiary that is itself one of the Credit Parties. The Credit Parties do not conduct material independent operations and substantially all of their operations are conducted through subsidiaries of the Guarantors. The Issuer’s cash flow and ability to service debt, including the notes, depend upon receiving loans, advances and other payments from the Guarantors and their subsidiaries. The Guarantors will depend on the distribution of earnings, loans or other payments by their subsidiaries to make such payments to the Issuer. These subsidiaries are separate and distinct legal entities and the subsidiaries which are not Guarantors have no obligation to pay any amounts due on the notes or to provide the Credit Parties with funds to satisfy any payment obligations with respect to the notes. In addition, any payment of dividends, distributions, loans or advances by subsidiaries of the Guarantors could be subject to statutory or contractual restrictions. Payments due to the Guarantors by their respective subsidiaries will also be contingent upon the earnings and business considerations of such subsidiaries. The Guarantors’ right to receive any assets of any of their respective subsidiaries, as a common equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, would be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, policyholder liabilities and other payables, and claims of preferred equity-holders, if any. In addition, the notes are unsecured. Thus, even if any of the Credit Parties were a creditor of any Guarantor’s subsidiary, its rights as a creditor would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of the subsidiaries senior to that held by the Credit Parties.
Subordination of Notes and Guarantees
The payment of the principal of, premium, if any, and interest on the notes and the payment of any Note Guarantee will:
•	rank junior in right of payment to all existing and future Senior Indebtedness (as defined below) of the Issuer or the relevant Guarantor;
•	rank equal in right of payment with all existing and future Indebtedness Ranking on a Parity with the notes (as defined below) of the Issuer or the relevant Guarantor;
•	be effectively subordinated to all existing and future secured Indebtedness of the Issuer or the relevant Guarantor, to the extent of the value of the assets securing such Indebtedness; and

•
be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations (including policyholder liabilities and other payables) of each subsidiary of the Issuer or the relevant Guarantor that is not itself the Issuer or a Guarantor.

The Indenture will not contain any limitations on the amount of additional Indebtedness that the Issuer or any of the Guarantors or their respective subsidiaries may incur, including Senior Indebtedness.
Upon any payment or distribution of assets to creditors upon any receivership, liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, or similar proceedings, the holders of Senior Indebtedness of the Issuer or the relevant Guarantor will first be entitled to receive payment in full in cash or other satisfactory consideration of all amounts due or to become due, including interest accruing after the filing of a bankruptcy or insolvency proceeding on or in respect of such Senior Indebtedness before the holders of the notes will be entitled to receive or retain any payment in respect of the notes or the relevant Note Guarantee.
In the event of the acceleration of the maturity of the notes, the holders of all Senior Indebtedness of the Issuer or the relevant Guarantor outstanding at the time of such acceleration will first be entitled to receive payment in full in cash or other satisfactory consideration of all such Senior Indebtedness before the holders of the notes will be entitled to receive or retain any payment in respect of the notes or the relevant Note Guarantee.
In the event and during the continuation of any default in any payment with respect to any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been or would be permitted upon notice or the passage of time to be accelerated because of a default, then, unless and until such default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, no payments on account of principal or premium, if any, or interest in respect of the notes may be made, in each case unless and until all amounts due or to become due on such Senior Indebtedness are paid in full in cash or other satisfactory consideration.
As of December 31, 2020, the Issuer and the Guarantors had in the aggregate $4,632 million in outstanding Senior Indebtedness, no Indebtedness Ranking on a Parity with the notes and no Indebtedness Ranking Junior to the notes.
“Senior Indebtedness” shall mean all Indebtedness, whether outstanding on the date of the first issuance of the notes or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the notes or Indebtedness Ranking Junior to the notes, and any deferrals, renewals or extensions of such Senior Indebtedness. Senior Indebtedness does not include obligations to trade creditors created or assumed by us in the ordinary course of business, which will rank pari passu with the notes in right of payment upon liquidation.
“Indebtedness Ranking on a Parity with the notes” shall mean Indebtedness, whether outstanding on the date of first issuance of the notes or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the notes in right of payment upon the Issuer’s or any Guarantor’s dissolution, winding-up, liquidation, reorganization or similar events. The securing of any Indebtedness in compliance with the Indenture, otherwise constituting Indebtedness Ranking on a Parity with the notes, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the notes.
“Indebtedness Ranking Junior to the notes” shall mean any Indebtedness, whether outstanding on the date of the first issuance of the notes or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the notes (and any Indebtedness Ranking on a Parity with the notes) in right of payment upon the Issuer’s or any Guarantor’s dissolution, winding-up, liquidation, reorganization, or similar events. The securing of any Indebtedness in compliance with the Indenture, otherwise constituting Indebtedness Ranking Junior to the notes, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the notes.
“Indebtedness” shall mean (a) any obligation of, or any obligation guaranteed by, the Issuer or any Guarantor for which such Person is responsible or liable as obligor or otherwise including principal, premium and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against us and whether or not allowed as a claim in bankruptcy or similar proceedings) for (i) indebtedness for money borrowed, (ii) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (iii) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (v) all obligations under “keep-well” agreements required by insurance regulators or (vi) any obligation referred to in (i) through (v) above of other persons secured by any lien on any property or asset of the Credit Parties (to the extent of the value of such property or asset subject to such lien) and (b) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts), swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the first issuance of the notes or thereafter created, assumed or incurred.
Limitations on Liens
The Indenture will provide that the Credit Parties will not create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such subsidiaries, without providing that the notes (together with, if the Credit Parties shall so determine, any other indebtedness of, or guarantee by, the Credit Parties ranking equally with the notes and existing as of the issue date of the initial notes or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities.
“Permitted Liens” means (a) liens on voting stock or profit participating equity interests of any subsidiary existing at the time such entity becomes a direct or indirect subsidiary of KKR & Co. Inc. or is merged into a direct or indirect subsidiary of KKR & Co. Inc. (provided such liens are not created or incurred in connection with such transaction and do not extend to any other subsidiary), (b) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (c) other liens of a similar nature as those described in subclauses (a) and (b) above, and (d) liens granted under Existing Indebtedness. This covenant will not limit the ability of the Credit Parties to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of their respective subsidiaries.
“Existing Indebtedness” means indebtedness incurred under (i) the Amended and Restated Credit Agreement dated as of December 7, 2018 among Kohlberg Kravis Roberts & Co. L.P. and the KKR Group Partnerships (as defined therein), as borrowers, the other borrowers from time to time party thereto, the lenders party thereto, and HSBC Bank USA, National Association, as administrative agent; (ii) the Third Amended and Restated 5-Year Revolving Credit Agreement dated as of March 20, 2020 among KKR Capital Markets Holdings L.P., certain subsidiaries of KKR Capital Markets Holdings L.P., as borrowers, the lenders party thereto, and Mizuho Bank, Ltd., as administrative agent; and (iii) the 364-Day Revolving Credit Agreement dated as of April 10, 2020 among KKR Capital Markets Holdings L.P. and certain subsidiaries of KKR Capital Markets Holdings L.P., as borrowers, the lenders party thereto, and Mizuho Bank Ltd., as administrative agent, and in the case of each of clauses (i), (ii) and (iii) above, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, notes, debentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that alters the maturity or interest rate thereof, provided that the aggregate principal amount of Existing Indebtedness outstanding at any one time shall not exceed $2.750 billion.
Consolidation, Merger, Sale of Assets and Other Transactions
None of the Credit Parties shall be party to a Substantially All Merger or participate in a Substantially All Sale, unless:
•
the Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Party”) is organized under the laws of the United States or any state thereof, or, other than with respect to the Issuer, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, a member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing (together with the United States or any state thereof, the “Permitted Jurisdictions”), and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the Indenture;
•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and
•
the Issuer delivers to the Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For as long as any notes remain outstanding, all equity and voting interests of the Issuer must be owned directly or indirectly by one or more Guarantors and each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.
“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.
“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Credit Group taken as a whole to a Person that is not within the Credit Group immediately prior to such transaction.
“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the combined assets of the Credit Group taken as a whole to a Person that is not within the Credit Group immediately prior to such transaction.
Any Person that becomes a Successor Party pursuant to this covenant will be substituted for the applicable Credit Party in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the Successor Party may exercise the rights and powers of the applicable Credit Party under the Indenture, and, except in the case of a lease, the prior Credit Party will be released from all of its liabilities and obligations under the Indenture and under the notes.
Any substitution of a Successor Party for the applicable Credit Party might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.
Optional Redemption of the Notes
We may redeem the notes in increments of $25 principal amount:
•
in whole at any time or in part from time to time on or after     , 2026, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the notes are not redeemed in whole, at least $25 million aggregate principal amount of the notes must remain outstanding after giving effect to such redemption;

•	as provided below under “—Tax Redemption;” or
•
in whole, but not in part, at any time prior to     , 2026, within 90 days of the occurrence of a “rating agency event,” at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest (including compounded interest, if any) to but excluding the date of redemption.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the notes, which amendment, clarification or change results in (a) the shortening of the length of time the notes are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the notes; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the notes by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the notes.
If less than all of the notes are to be redeemed, the principal amount of such notes held by each beneficial owner of such notes to be redeemed will be selected in accordance with the procedures of the depository. The notes and portions of notes will be selected in amounts of $25 and multiples of $25 in excess of $25. If the notes are held in definitive form, the Trustee will so select by lot.
Notice of redemption will be mailed to each holder of notes to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the notes to be redeemed; that on the redemption date the redemption price will become due and payable and that interest will cease to accrue; the place or places where such Notes are to be surrendered for payment of the redemption price; and the CUSIP number of the Notes to be redeemed. Any notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other corporate transaction. In the case of any partial redemption, selection of the notes for redemption will be selected for redemption by DTC in accordance with its operating procedures. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.
By no later than 10:00 a.m. (New York City time) on the redemption date, the Issuer will deposit or cause to be deposited with the Trustee or with another paying agent (or, if any of the Credit Parties is acting as the Issuer’s paying agent with respect to the notes, such Credit Party will segregate and hold in trust as provided in the Indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date) accrued interest on, all of the notes or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the notes to be redeemed, and interest, if any, on the notes to be redeemed will cease to accrue from and after that date. Upon surrender of any such notes for redemption, the Issuer will pay those notes surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.
Any debt securities to be redeemed only in part must be surrendered at the office or agency established by the Issuer for such purpose, and the Issuer will execute, and the Trustee will authenticate and deliver to a holder without service charge, notes of the same series and of like tenor, of any authorized denomination as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the principal of the notes that holder surrenders.
On and after the date of redemption, interest will cease to accrue on the notes or any portion of the notes called for redemption, unless we default in the payment of the redemption amount.
Tax Redemption
If a Tax Redemption Event occurs prior to the maturity date of the notes, the Issuer may redeem the notes, in whole but not in part, within 120 days of the occurrence of a Tax Redemption Event, on notice given not more than 60 days nor less than 15 days, prior to such date of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.
“Tax Redemption Event” means that the Issuer will have received an opinion of counsel of recognized standing with respect to U.S. federal income tax matters or an opinion of a “Big Four” accounting firm (or successor thereto) that, in each case, is experienced in such matters to the effect that, as a result of any:
•
amendment to, or change in (including any promulgation, enactment, execution or modification of) the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the notes;

•	proposed change in those laws or regulations that is announced after the initial issuance of the notes;

•
official administrative pronouncement (including a private letter ruling, notice, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations enumerated in the preceding bullet points, by any court, governmental agency or regulatory authority that is announced after the initial issuance of the notes; or

•
threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which challenge is asserted against us or becomes publicly known on or after the initial issuance of the notes;

there is more than an insubstantial increase in the risk that interest accruable or payable by the Issuer on the notes is not, or within 365 days of the date of the opinion will not be, deductible by the Issuer in whole or in part, for U.S. federal income tax purposes.
Events of Default, Notice and Waiver
The following shall constitute “Events of Default” under the Indenture with respect to the notes:
•
the Issuer’s failure to pay any interest, including compounded interest, on the notes when due and payable after taking into account any optional deferral period as set forth in the Indenture, continued for 30 days;

•	the Issuer’s failure to pay principal (or premium, if any) on any notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;
•	the Issuer’s failure to pay the redemption price when due in connection with a Tax Redemption Event or a “rating agency event;”
•
any Credit Party’s failure to observe or perform any other covenants or agreements with respect to the notes for 90 days after the Issuer receives notice of such failure from the Trustee or 90 days after the Issuer and the Trustee receive notice of such failure from the holders of at least 25% in aggregate principal amount of the outstanding notes;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer or of any Guarantor (other than an Insignificant Guarantor); and
•
a Note Guarantee of any Guarantor (other than an Insignificant Guarantor) ceases to be in full force and effect or is declared to be null and void and unenforceable or such Note Guarantee is found to be invalid or a Guarantor (other than an Insignificant Guarantor) denies its liability under its Note Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

A default also includes, for example, a failure to pay interest when due if the Issuer does not give a timely written notice of its election to commence or continue a deferral period. If the Issuer does not give a timely written notice of its election to commence or continue a deferral period and fails to pay interest when due, any holder of notes may seek to enforce its obligation to make the missed interest payment, including through legal process. However, there is no right of acceleration except upon the occurrence of an Event of Default as described above.
If the Issuer gives a timely written notice of its election to commence or continue a deferral period on any interest payment date (and, if such notice continues a deferral period, the deferral period has not continued for five years), then no default arises from the Issuer’s non-payment of interest on such interest payment date.
The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) an authorized officer of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Issuer or any holder.
“Insignificant Guarantor” means a Guarantor (or group of Guarantors taken together) that would not, on a combined and consolidated basis and taken as a whole, constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of KKR & Co. Inc.

If an Event of Default with respect to the notes shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the Indenture, the principal amount of all outstanding notes to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.
Any past default under the Indenture with respect to the notes, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all outstanding notes, except in the case of (i) a default in the payment of the principal of (or premium, if any) or interest on any note, or the redemption price in connection with a Tax Redemption Event or a “rating agency event,” or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each note affected, provided that there had been paid or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee and to reimburse the Trustee for any and all fees, expenses and disbursements advanced by the Trustee, its agents and its counsel incurred in connection with such default or Event of Default.
The Trustee is required within 90 days after the occurrence of a default (of which a responsible trust officer of the Trustee has received written notice and is continuing), with respect to the notes (without regard to any grace period or notice requirements), to give to the holders notice of such default; provided that except in the case of a default in the payment of principal of (or premium, if any) or interest on any note, or the redemption price in connection with a Tax Redemption Event or a “rating agency event,” the Trustee may withhold notice if and so long as a committee of responsible trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders.
The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders, with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the notes; provided that such direction shall not be in conflict with any rule of law or with the Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
No holder of notes may institute any action against the Credit Parties under the Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such notes in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the notes specifying an Event of Default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of outstanding notes under the Indenture shall have requested the Trustee to institute such action and offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the notes.
The Issuer is required to furnish the Trustee annually a statement by certain of its officers to the effect that, to the best of their knowledge, the Issuer is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.
Agreement by Holders to Treat Notes as Indebtedness for Tax Purposes
Each holder of the notes will, by accepting the notes or a beneficial interest therein, agree and shall be deemed to have agreed that the holder or beneficial owner intends that the notes constitute indebtedness, and will treat the notes as indebtedness, for all U.S. federal, state and local tax purposes.
Defeasance and Discharge
Except as prohibited by the Indenture, if the Issuer deposits with the Trustee sufficient money or United States government obligations, or both, to pay the principal of, and premium, if any, and interest on, the notes on the scheduled due dates therefor, then at the Issuer’s option the Issuer may be discharged from certain of its obligations with respect to the notes or elect that its failure to comply with certain restrictive covenants, including those described in “—Consolidation, Merger, Sale of Assets and Other Transactions,”“—Limitations on Liens” and the requirement to add Additional Guarantors as described in “—Guarantees” will not be deemed to be or result in an Event of Default under the notes. To exercise any such option to defease, the Issuer must deliver to the Trustee a legal opinion issued by counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance or discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance or discharge had not occurred.
Modification and Waiver
The Issuer, the Guarantors and the Trustee may supplement the Indenture and notes without the consent of holders to:
•	add to the covenants for the benefit of the holders of any notes or surrender any right or power the Indenture confers upon us;
•	evidence the assumption of the Issuer’s obligations or the obligations of any Guarantor under the Indenture by a successor;
•	add any additional events of default for the benefit of the holders of any notes;
•	add new Guarantors;
•	provide for the release of any Guarantor in accordance with the Indenture;
•	secure the notes;
•	provide for a successor Trustee;
•	provide for the issuance of additional notes of any series;
•	establish the form or terms of notes of any series;
•	comply with the rules of any applicable depositary;
•	add to or change any of the provisions of the Indenture to permit or facilitate the issuance of notes in uncertificated form;
•
add to, change or eliminate any provisions of the so long as any such addition, change or elimination (i) does not apply to or modify the rights of the holders of notes of any series created prior to such addition, change or elimination or (ii) becomes effective only when there are no notes created prior to the execution of the supplemental indenture then outstanding which are entitled to the benefit of such provision;

•	cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision therein;
•	make any change that does not adversely affect the rights of any holder of notes in any material respect; or
•	to conform to this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of such provision in the Indenture or notes.
The Issuer, the Guarantors and the Trustee may also modify the Indenture in a manner that affects the interests or rights of the holders of notes with the consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding. However, the Indenture will require the consent of each holder of notes affected by any modification which would:
•
change the fixed maturity of the notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal payable upon acceleration of the maturity thereof;

•	change the currency in which the notes or any premium or interest is payable;
•	impair the right to enforce any payment on or with respect to the notes;
•
reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	modify the subordination provisions of the notes in any manner adverse to the holders;
•	modify the Note Guarantees in any manner adverse to the holders; or
•	modify any of the above bullet points.
The Indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding notes or of any other series of debt securities issued under the Indenture which is affected by the modification or amendment to waive compliance with certain covenants contained in the Indenture. Such modification might be deemed for U.S. federal income tax purposes to be an exchange of the notes for “new” notes with the modified terms, resulting in recognition of gain or loss for such purposes and possibly certain other tax consequences to the beneficial owners of the notes. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of any such modification.
Listing
We intend to apply to list the notes on the NYSE under the symbol “KKRS.” If approved for listing, we expect trading of the notes on the NYSE to commence within 30 days after they are first issued.
About the Trustee
The Bank of New York Mellon, N.A. is the Trustee. Subject to the provisions of the Trust Indenture Act of 1939, as amended, the Trustee is under no obligation to exercise any of its powers vested in it by the Indenture at the request of any holder of the notes unless the holder offers the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities which might result. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in performing its duties if the Trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. We have entered, and from time to time may continue to enter, into trust, administration or other relationships with The Bank of New York Mellon, N.A. or its affiliates.
The Trustee may resign or be removed with respect to one or more series of debt securities under the Indenture, and a successor Trustee may be appointed to act with respect to such series.
Governing Law and Exclusive Forum
The Indenture, notes and Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture will provide that any action, suit or proceeding arising out of or relating to the Indenture, notes and Note Guarantees may only be brought and enforced in the United States District Court for the Southern District of New York (or if such court does not have jurisdiction over such action, suit or proceeding, the Supreme Court of New York County (Commercial Division) in the State of New York of the State of New York), which will be the exclusive forum for any such actions, suits or proceedings, except that any action, suit or proceeding asserting a cause of action arising under the Exchange Act may also be brought and enforced in any federal district court of the United States, which will be the exclusive forum for such actions, suits or proceedings. Holders of the notes will be deemed to have consented to the jurisdiction of such courts and have waived any objection that such courts represent an inconvenient forum for any such suit, action or proceeding.

BOOK ENTRY; DELIVERY AND FORM
Book-Entry System, Form and Delivery
The notes initially will be issued in book-entry form and represented by one or more global notes. The global notes will be deposited with, or on behalf of, DTC, New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in a global note will be represented through book-entry accounts of financial institutions acting on behalf of the beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in a global note through either DTC (in the United States) or Clearstream Banking, S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (the “Euroclear Operator”), as operator of the Euroclear System (“Euroclear”) (in Europe), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC. Citibank, N.A. will act as the U.S. depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as the U.S. depositary for Euroclear.
Unless and until it is exchanged for individual certificates evidencing notes under the limited circumstances described below, a global note may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters for this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator under contract with Euroclear Clearance System Public Limited Company (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NYSE American LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of notes within the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of the actual purchaser of notes, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of notes will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased notes. Transfers of ownership interests in global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes except under the limited circumstances described below.
To facilitate subsequent transfers, all global notes deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC or its nominee. If the notes are not held in definitive form, and if less than all of the notes are being redeemed, the amount of the interest of each direct participant in the notes to be redeemed will be determined in accordance with DTC’s procedures.
In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. will give consents for or vote the global notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.
Principal and interest payments on the notes will be made to Cede & Co., as nominee of DTC.
DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of notes will not be entitled to have notes registered in their names and will not receive physical delivery of notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in notes.
Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurances can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
DTC, Clearstream and Euroclear are under no obligation to provide their services as depositaries for the notes and may discontinue providing their services at any time. Neither we, the trustee nor the underwriters will have any responsibility for the performance by DTC, Clearstream, Euroclear or their direct participants or indirect participants under the rules and procedures governing these organizations.
As noted above, beneficial owners of notes generally will not receive certificates representing their ownership interests in the notes. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global notes or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the notes represented by one or more global notes; or
•	an event of default under the indenture has occurred and is continuing with respect to the notes, we will prepare and deliver certificates for the notes in exchange for beneficial interests in the global notes. Any beneficial interest in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global notes.
We have provided the descriptions of the operations of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. We take no responsibility for the accuracy of this information. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. Except where noted, this summary deals only with Notes that are held as capital assets by persons who acquire the Notes upon the issuance hereby at their offering price indicated on the cover page of this prospectus supplement.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and existing and proposed Treasury regulations promulgated thereunder, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, possibly with retroactive effect, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address the effects of any United States federal tax consequences other than income taxes, and does not address the Medicare tax on net investment income or any foreign, state, local or other tax considerations. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including, without limitation:
•	a broker or dealer in securities or currencies;
•	a financial institution;
•	an insurance company;
•	a regulated investment company;
•	a real estate investment trust;
•	a tax-exempt entity;
•	a person holding the Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	a trader in securities that has elected the mark-to-market method of accounting for your securities;
•	a person liable for alternative minimum tax;
•	a U.S. holder (as defined below) that holds Notes through a non-U.S. broker or other non-U.S. intermediary;
•	a U.S. holder whose “functional currency” is not the U.S. dollar;
•	a United States expatriate;
•	a “controlled foreign corporation”;
•	a “passive foreign investment company”;
•	a partnership or other pass-through entity for United States federal income tax purposes; or
•	a person required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement.
We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
As used herein, a “U.S. holder” means a beneficial owner of the Notes that is, for United States federal income tax purposes, any of the following:
•	an individual citizen or resident of the United States;
•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of the Notes that is neither a U.S. holder nor an entity classified as a partnership for United States federal income tax purposes.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your tax advisors.
If you are considering the purchase of Notes, you should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction, including state, local or foreign taxes.
Classification of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the Notes, we will treat the Notes as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the U.S. Internal Revenue Service (“IRS”) or a court will agree with such treatment. No ruling is being sought from the IRS on any of the issues discussed herein.
We agree, and by acquiring an interest in a Note each beneficial owner of a Note agrees, to treat the Notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.
Possible Alternative Treatments
We may be obligated to pay amounts in excess of the stated interest or principal on the Notes, including upon an optional redemption of the Notes as a result of a “rating agency event” (as described under “Description of the Notes—Optional Redemption of the Notes”). These potential payments may implicate the provisions of U.S. Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position that the possibility of any such redemption does not result in the Notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our position is binding on you, unless you disclose your contrary position in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, you might be required to accrue ordinary interest income on the Notes at a rate in excess of the stated interest rate, and to treat as ordinary interest income any gain realized on the taxable disposition of a Note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You are urged to consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes.
Certain Tax Consequences to U.S. Holders
The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the Notes.
Stated Interest. Generally, subject to the next paragraph, stated interest on the Notes generally will be taxable to you as ordinary income at the time the interest is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.
Original Issue Discount. Subject to the discussion below, it is expected and assumed for purposes of this discussion that the Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. U.S. Treasury regulations provide that the possibility that interest on the Notes might be deferred would generally result in the notes being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the U.S. Treasury regulations and therefore that the possibility of such deferral will not result in the Notes being treated as issued with OID. Accordingly, interest paid on the Notes should be taxable to you as described above under “—Stated Interest.”
However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position. If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the Notes would be treated as issued with OID at the time of issuance, or reissued with OID at the time of such deferral, as the case may be, and all stated interest, or, if interest is in fact deferred, all stated interest due after such deferral, would be treated as OID. Under the OID rules, regardless of your regular method of accounting for U.S. federal income tax purposes, you will be required to include in taxable income (as ordinary income) for each taxable year, using a constant yield method, the daily portion of OID, if any, that accrues on the notes, for each day in such taxable year on which you own the Notes. Thus, you would be required to include OID in income in advance of the receipt of the cash to which such OID is attributable, and actual payments of stated interest would not be reported separately as taxable income.
Sale, Exchange or Retirement of Notes. Your adjusted tax basis in a Note will, in general, be your cost for that Note, and if the Note is treated as having been issued with OID at the time of issuance or as having been reissued with OID after the exercise of our interest deferral option, such adjusted tax basis will also be increased by the amount of any OID previously included in your gross income with respect to the Note and decreased by any payments received on the Note since and including the date that the Note was deemed to be issued or reissued with OID. You will generally recognize capital gain or loss on the sale, exchange, retirement or other taxable disposition of the Notes in an amount equal to the difference between the amount realized from such sale, exchange, retirement or other taxable disposition, other than amounts attributable to accrued but unpaid interest (which will be taxed as described above), and your adjusted tax basis in such Notes. Such gain or loss will be capital gain or loss, and will be long term capital gain or loss if the holding period for the Notes exceeds one year at the time of disposition. Long-term capital gain of non-corporate U.S. holders (including individuals) is eligible for reduced rates of taxation. The ability to deduct capital losses is subject to limitations.
Certain Tax Consequences to Non-U.S. Holders
The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the Notes.
United States Federal Withholding Tax. Subject to the discussions of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the Notes under the “portfolio interest rule,” provided that:
•	interest paid on the Notes is not effectively connected with your conduct of a trade or business in the United States;
•
you are not a “10-percent shareholder” of KKR Group Partnership or any Guarantor within the meaning of Section 871(h) of the Code for United States federal income tax purposes (taking into account any indirect ownership of KKR Group Partnership or any Guarantor you may have through KKR & Co. Inc.);

•	you are not a controlled foreign corporation that is related to us through stock ownership;
•	you are not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and
•
either (a) you provide your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your Notes through certain foreign intermediaries and satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you do not satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the payor with a properly executed:
•	IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or
•
IRS Form W-8ECI (or other applicable form) certifying that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a new Note.
United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States fixed base or permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax described above, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.
Subject to the discussion of backup withholding below, any gain realized on the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States fixed base or permanent establishment), in which case such gain will generally be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

Information Reporting and Backup Withholding
U.S. Holders. In general, information reporting requirements will apply to payments of interest (including OID) on the Notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a Note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders. Information reporting generally will apply to the amount of interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, you will not be subject to backup withholding with respect to payments of interest on the Notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of Notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest income paid on the Notes to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Certain Tax Consequences to Non-U.S. Holders—United States Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the Notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the Notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to Title I, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by a Covered Plan with respect to which the Issuer, an underwriter, a Guarantor or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,”that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan receives no less, or pays no more, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the Notes in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Government plans, foreign plans and certain church plans, while not necessarily subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring any Notes.
Because of the foregoing, the Notes should not be acquired or held by any person investing the assets of any Plan, unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Representation
Accordingly, by acceptance of a Note, each purchaser and subsequent transferee of a Note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Notes or any interest therein constitutes assets of any Plan or (ii) the acquisition and holding of the Notes or any interest therein by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the Notes should consult with and rely on their own counsel and advisers as to whether an investment in the Notes is suitable for the Plan. The sale of the Notes to any Plan is in no respect a representation by us, the Guarantors, an underwriter or any of our or their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)
Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and KKR Capital Markets LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below.
Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.
Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$
BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC
KKR Capital Markets LLC
Total:	$
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Notes if any are taken. We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $    aggregate principal amount of Notes solely to cover overallotments at the initial public offering price set forth on the cover page of this prospectus supplement less the applicable underwriting discount. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the principal amount of Notes as the number listed next to the underwriter’s name in the preceding table bears to the total principal amount of the Notes listed next to the names of all underwriters in the preceding table.
The underwriters initially propose to offer the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain dealers at a price that represents a concession not in excess of $      per Note with respect to retail sales and $      per Note for institutional sales. Any underwriter may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed $      per Note with respect to retail sales and none for institutional sales. After the initial offering of the Notes, the offering price and other selling terms may from time to time be varied by the underwriters.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).
Paid by Us
Per note	%
We estimate that our total expenses for this offering will be approximately $    million (excluding the underwriting discount).
In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
In connection with this offering, for a limited period after the initial issuance of the notes, the underwriters may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there may be no obligation on the underwriters to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted by the underwriters in accordance with all applicable laws and rules.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the- counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We and the Guarantors have agreed in the underwriting agreement for this offering that during the period beginning on the date of this prospectus supplement and continuing to and including the date 30 days after the date of this prospectus supplement, we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any securities that are substantially similar to the Notes, without the prior written consent of the representatives.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Listing
The Notes are a new issue of securities with no established trading market. We will apply for the listing of the Notes on the NYSE under the symbol “KKRS.” If the application is approved for listing, we expect trading of the Notes on the NYSE to commence within 30 days after the Notes are first issued. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.
Conflicts of Interest
KKR Capital Markets LLC is an indirect subsidiary of KKR & Co. Inc. FINRA Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. As a result of the above, KKR Capital Markets LLC will be deemed to have “conflicts of interest” within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. KKR Capital Markets LLC will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the securities offered are investment grade rated securities.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters of their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Extended Settlement
We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the    business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+  , to specify an alternate settlement arrangement to prevent a failed settlement.
Sales Outside the United States
The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.
Prohibition of Sales to European Economic Area Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom
In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who are, (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus supplement as “relevant persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “Companies Ordinance”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore (the “MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement or the accompanying prospectus. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement and the accompanying prospectus are strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

LEGAL MATTERS
The validity of the Notes offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our common stock. Certain legal matters in connection with the offering of the Notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements of KKR & Co. Inc. as of December 31, 2020 and 2019, and for the years ended December 31, 2020, 2019 and 2018, incorporated in this prospectus supplement by reference from KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the effectiveness of internal control over financial reporting as of December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 19, 2021, which is incorporated herein by reference.
The audited historical financial statements of Global Atlantic Financial Group Limited included as Exhibit 99.1 to KKR & Co. Inc.’s Current Report on Form 8-K/A filed on March 23, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
KKR & Co. Inc. files annual, quarterly and special reports and other information with the SEC. The SEC maintains a website that contains reports, information statements and other information regarding KKR & Co. Inc. The SEC’s website address is www.sec.gov.
This prospectus supplement incorporates by reference the documents listed below that KKR & Co. Inc. has previously filed with the SEC. They contain important information about and the financial condition of KKR & Co. Inc. and its consolidated subsidiaries. Any information referred to in this way is considered part of this prospectus supplement from the date KKR & Co. Inc. files that document.
We incorporate by reference into this prospectus supplement the following documents or information filed by KKR & Co. Inc. with the SEC:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 19, 2021;
•
Current Reports on Form 8-K, filed with the SEC on February 2, 2021 (other than Item 7.01 and Exhibit 99.1) and as amended on March 23, 2021 and March 4, 2021 (other than Item 7.01 and Exhibit 99.1); and

•
All documents filed by KKR & Co. Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the date that the securities offered by means of this prospectus supplement and the accompanying prospectus have been sold by the underwriters or the offering is otherwise terminated (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about KKR & Co. Inc. or its consolidated subsidiaries. The agreements may contain representations and warranties by KKR & Co. Inc. or its consolidated subsidiaries, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.
We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from KKR & Co. Inc., Attention: Investor Relations, 30 Hudson Yards, New York, NY 10001. You also may contact us at (877) 610 4910 (U.S. callers) or +1 (212) 230 9410 (non-U.S. callers) or visit our website at http://www.kkr.com for copies of those documents. KKR & Co. Inc.’s website and the information contained on or accessible through its website are not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase the Notes offered hereby.

PROSPECTUS

KKR & Co. Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
This prospectus relates to the following types of securities that may be offered for sale from time to time by us and any selling securityholders, together or separately:
•	shares of our common stock;
•	shares of our preferred stock;
•	debt securities;
•	depositary shares;
•	warrants to purchase debt or equity securities;
•	purchase contracts; and
•	units.
This prospectus describes the general manner in which these securities may be offered and sold. We will provide specific terms of any offering of these securities in a prospectus supplement or a free writing prospectus. Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement carefully before you invest. Any debt securities offered and sold pursuant to this prospectus may be (i) issued by KKR & Co. Inc. and may or may not be guaranteed by one or more of its subsidiaries, or (ii) issued by one or more of its subsidiaries and guaranteed by KKR & Co. Inc. and may be guaranteed by one or more of its other subsidiaries.
We or any selling securityholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling securityholders reserve the sole right to accept, and we and any selling securityholders and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement or a free writing prospectus will set forth any applicable commissions or discounts payable to them. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling securityholders.
Our common stock, 6.75% Series A Preferred Stock, 6.50% Series B Preferred Stock and 6.00% Series C Mandatory Convertible Preferred Stock are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbols “KKR,” “KKR PRA,” “KKR PRB” and “KKR PRC,” respectively.
In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 2 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission (the “SEC”).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 23, 2021

We have not authorized anyone to provide any information other than that contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you in connection with an offering of the securities described in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus nor any distribution of the securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.
For investors outside the United States: neither we nor any selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we or any selling securityholders may sell any of the securities described in this prospectus in one or more offerings. This prospectus contains certain information about KKR & Co. Inc. and provides a general description of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we or any selling securityholders may offer. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus. Each time we or any selling securityholders sell these securities, we will provide a supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” before making an investment in any of the securities described in this prospectus.
Unless otherwise expressly stated or the context otherwise requires, references to “KKR,’‘ “we,’‘ “us’‘ and ’‘our’‘ refer to KKR & Co. Inc. and its subsidiaries, including KKR Group Partnership L.P. (“KKR Group Partnership”), unless the context requires otherwise.
KKR & CO. INC.
We are a leading global investment firm that offers alternative asset management and capital markets and insurance solutions. We aim to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in our portfolio companies and communities. We sponsor investment funds that invest in private equity, credit and real assets and have strategic partners that manage hedge funds. Our insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group.
Our executive offices are located at 30 Hudson Yards, New York, NY, 10001, and our telephone number is (212) 750-8300. Our website address is www.kkr.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.
KKR Group Partnership, one of the subsidiary registrants under this prospectus, is the sole intermediate holding company for KKR’s business and it and its subsidiaries comprise substantially all of our assets, liabilities and operations. There are no material differences between the consolidated financial information related to KKR & Co. Inc. incorporated by reference in this prospectus and financial information that would be presented for KKR Group Partnership other than with respect to noncontrolling interests in KKR Group Partnership as described in the consolidated financial statements of KKR & Co. Inc. and related notes incorporated by reference in this prospectus, and related information related to taxation given KKR & Co. Inc. is taxed as a corporation for U.S. federal income tax purposes and that KKR Group Partnership is a limited partnership that is not itself subject to U.S. federal income tax. KKR Group Finance Co. IX LLC, the other subsidiary registrant under this prospectus, is an indirect finance subsidiary of KKR Group Partnership with no independent assets or operations.

RISK FACTORS
Investing in our securities involves risks. In addition to the risks discussed below under “Cautionary Note Regarding Forwarding-Looking Statements,” you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Where You Can Find More Information” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of the securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “target,” “may,” “should,” “seek,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such factors may be updated from time to time in our other filings with the SEC, which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and our filings with the SEC.
We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus, and the documents incorporated and deemed to be incorporated by reference herein and therein.
The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of the securities pursuant to this prospectus, the net proceeds from the sale of any securities described in this prospectus will be used for general corporate purposes. General corporate purposes may include but is not limited to the repayment, repurchase or redemption of any securities, acquisitions, additions to working capital, capital expenditures, and investments in our subsidiaries or in other companies, businesses or assets. Net proceeds may be temporarily invested or temporarily used for other purposes including the repayment of indebtedness prior to deployment for their intended purposes.
We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been previously filed by us with the SEC. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and applicable provisions of Delaware law. As used in this section, “we,” “us” and “our” mean KKR & Co. Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. KKR & Co. L.P. refers to our entity form prior to our conversion to KKR & Co. Inc. on July 1, 2018. References to “Series I Preferred Stockholder” refer to KKR Management LLP and any successor or permitted assign that owns the Series I Preferred Stock at the applicable time.
Our authorized capital stock consists of 5,000,000,000 shares, all with a par value of $0.01 per share, of which:
•	3,500,000,000 are designated as common stock; and
•
1,500,000,000 are designated as preferred stock, of which (v) 13,800,000 shares are designated as “6.75% Series A Preferred Stock” (“Series A Preferred Stock”), (w) 6,200,000 shares are designated as “6.50% Series B Preferred Stock” (“Series B Preferred Stock”), (z) 23,000,000 shares are designated as “6.00% Series C Mandatory Convertible Preferred Stock” (“Series C Mandatory Convertible Preferred Stock”), (x) 1 share is designated as “Series I Preferred Stock” (“Series I Preferred Stock”) and (y) 499,999,999 shares are designated as “Series II Preferred Stock” (“Series II Preferred Stock”).

Common Stock
Economic Rights
Dividends. Subject to preferences that apply to shares of Series A Preferred Stock, Series B Preferred Stock and Series C Mandatory Convertible Preferred Stock and any other shares of preferred stock outstanding at the time on which dividends are payable, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Liquidation. If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time ranking on a parity with our common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our Series A Preferred Stock, Series B Preferred Stock, Series C Mandatory Convertible Preferred Stock, Series I Preferred Stock, Series II Preferred Stock and any other outstanding shares of preferred stock.
Voting Rights
Our certificate of incorporation provides for holders of our common stock and our Series II Preferred Stock, voting together as a single class, to have the right to vote on the following matters:
•	any increase in the number of authorized shares of Series I Preferred Stock;
•
a sale of all or substantially all of our and our subsidiaries’ assets, taken as a whole, in a single transaction or series of related transactions (except (i) for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations and (ii) mortgages, pledges, hypothecations or grants of a security interest by the Series I Preferred Stockholder in all or substantially all of our assets (including for the benefit of affiliates of the Series I Preferred Stockholder));

•
merger, consolidation or other business combination (except for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations); and

•	any amendment to our certificate of incorporation that would have a material adverse effect on the rights or preferences of our common stock relative to the other classes of our stock.
In addition, Delaware law would permit holders of our common stock to vote as a separate class on an amendment to our certificate of incorporation that would:
•	change the par value of our common stock; or
•	alter or change the powers, preferences, or special rights of the common stock in a way that would adversely affect the holders of our common stock.
Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) solely with the approval of the Series I Preferred Stockholder and, in the case of any increase in the number of authorized shares of our Series I Preferred Stock, the holders of a majority in voting power of the common stock and Series II Preferred Stock, voting together as a single class. As a result, the Series I Preferred Stockholder can approve an increase or decrease in the number of authorized shares of common stock and Series II Preferred Stock without a separate vote of the holders of the common stock or the Series II Preferred Stock, as applicable. This could allow us to increase and issue additional shares of common stock and/or Series II Preferred Stock beyond what is currently authorized in our certificate of incorporation without the consent of the holders of the common stock or the Series II Preferred Stock, as applicable.
Except as described below under “Anti-Takeover Provisions—Loss of voting rights,” each record holder of common stock will be entitled to a number of votes equal to the number of shares of common stock held with respect to any matter on which the common stock is entitled to vote.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Limited Call Right
If at any time:
(i)	less than 10% of the then issued and outstanding shares of any class (other than preferred stock) are held by persons other than the Series I Preferred Stockholder and its affiliates; or
(ii)	we are subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), we will have the right, which we may assign in whole or in part to the Series I Preferred Stockholder or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons.
As a result of our right to purchase outstanding shares of common stock, a stockholder may have their shares purchased at an undesirable time or price.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors may (except where otherwise provided in the applicable preferred stock designation) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the common stock or the proportion of voting power held by, or other relative rights of, the holders of the common stock.
As of the date of this prospectus, there are no series of preferred stock outstanding other than as described herein.
Series A Preferred Stock
In March 2016, KKR & Co. L.P. issued 13,800,000 6.75% Series A Preferred Units (“Series A Preferred Units”). In connection with our conversion to a corporation, each Series A Preferred Unit outstanding immediately prior to the conversion converted into one issued and outstanding, fully paid and nonassessable share of Series A Preferred Stock.
Economic rights. Dividends on the Series A Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 6.75% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year, when, as and if declared our board of directors.
Dividends on the Series A Preferred Stock are non-cumulative.
Ranking. Shares of the Series A Preferred Stock rank senior to our common stock and equally with shares of our Series B Preferred Stock, Series C Mandatory Convertible Preferred Stock and any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series A Preferred Stock respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“Series A parity stock”). Shares of the Series A Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series B Preferred Stock and Series C Mandatory Convertible Preferred Stock. Holders of the Series A Preferred Stock do not have preemptive or subscription rights.
Shares of the Series A Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series A Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, “Series A senior stock”). We currently have no Series A senior stock outstanding. While any shares of Series A Preferred Stock are outstanding, we may not authorize or create any class or series of Series A senior stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all other series of Series A voting preferred stock (defined below), acting as a single class. See “—Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series A senior stock.
Maturity. The Series A Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock.
Optional redemption. We may not redeem the Series A Preferred Stock prior to June 15, 2021 except as provided below under “—Change of control redemption.” At any time or from time to time on or after June 15, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a price of $25.00 per share of Series A Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without payment of any undeclared dividends.
Holders of the Series A Preferred Stock will have no right to require the redemption of the Series A Preferred Stock.
Change of control redemption. If a change of control event occurs prior to June 15, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series A Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date, without payment of any undeclared dividends.
If we do not give a redemption notice within the time periods specified in our certificate of incorporation following a change of control event (whether before, on or after June 15, 2021), the dividend rate per annum on the Series A Preferred Stock will increase by 5.00%.

A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and KKR Group Partnership (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.
The change of control redemption feature of the Series A Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or KKR Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.
Voting rights. Except as indicated below, the holders of the Series A Preferred Stock will have no voting rights.
Whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series A Preferred Stock, voting together as a single class with the holders of the Series B Preferred Stock, Series C Mandatory Convertible Preferred Stock and any other series of Series A parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, together with the Series B Preferred Stock and Series C Mandatory Convertible Preferred Stock, the “Series A voting preferred stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Stock and such Series A voting preferred stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series A Preferred Stock.
The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all series of Series A voting preferred stock, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:
(i)
to amend, alter or repeal any provision of our certificate of incorporation relating to the Series A Preferred Stock or series of Series A voting preferred stock so as to materially and adversely affect the voting powers, rights or preferences of the holders of the Series A Preferred Stock or series of Series A voting preferred stock, or

(ii)
to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series A Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series A voting preferred stock (including the Series A Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series A voting preferred stock (including the Series A Preferred Stock for this purpose) as a class.
However, we may create additional series or classes of Series A parity stock and any equity securities that rank junior to our Series A Preferred Stock and issue additional series of such stock without the consent of any holder of the Series A Preferred Stock.
In addition, if at any time any person or group (other than the Series I Preferred Stockholder and its affiliates, or a direct or subsequently approved transferee of the Series I Preferred Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of the Series A Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See “Anti-Takeover Provisions—Loss of voting rights.”
Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series A Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series A Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series A Preferred Stock following the satisfaction of all claims ranking senior to the Series A Preferred Stock.

No conversion rights. The shares of Series A Preferred Stock are not convertible into common stock or any other class or series of our capital stock or any other security.
Series A GP Mirror Units. In connection with the Series A Preferred Stock, we hold a series of preferred units issued by KKR Group Partnership (the “Series A GP Mirror Units”), with economic terms designed to mirror those of the Series A Preferred Stock. The terms of the Series A GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all Series A GP Mirror Units issued by KKR Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the Series A GP Mirror Units also provide that, in the event that KKR Group Partnership liquidates, dissolves or winds up, KKR Group Partnership may not declare or pay or set apart payment on its common units or any other units ranking junior to the Series A GP Mirror Units unless the outstanding liquidation preference on all outstanding Series A GP Mirror Units have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of KKR Group Partnership in a transaction whereby the surviving person, if not KKR Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the Series A GP Mirror Units and satisfies certain other conditions, (ii) in the case of a merger or consolidation of KKR Group Partnership that does not, or sale, assignment, transfer, lease or conveyance of KKR Group Partnership assets that do not, constitute a Substantially All Merger or Substantially All Sale (as such terms are defined in the limited partnership agreement governing KKR Group Partnership (the “KKR Group Partnership LPA”)), (iii) the sale or disposition of KKR Group Partnership should KKR Group Partnership not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X promulgated by the SEC, (iv) the Series A Preferred Stock have been fully redeemed, (v) transactions where the assets of KKR Group Partnership being liquidated, dissolved or wound up are immediately contributed to a successor of KKR Group Partnership or any future partnership designated as a “Group Partnership” (as such term is defined in KKR Group Partnership LPA) and (vi) any Permitted Transfer or Permitted Reorganization (as such terms are defined in KKR Group Partnership LPA). The Series A GP Mirror Units (as defined below) rank equally with the Series B GP Mirror Units and Series C GP Mirror Units.
Series B Preferred Stock
In June 2016, KKR & Co. L.P. issued 6,200,000 6.50% Series B Preferred Units (“Series B Preferred Units”). In connection with our conversion to a corporation, each Series B Preferred Unit outstanding immediately prior to the conversion converted into one issued and outstanding, fully paid and nonassessable share of Series B Preferred Stock.
Economic rights. Dividends on the Series B Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 6.50% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year, when, as and if declared our board of directors.
Dividends on the Series B Preferred Stock are non-cumulative.
Ranking. Shares of the Series B Preferred Stock rank senior to our common stock and equally with shares of our Series A Preferred Stock, Series C Mandatory Convertible Preferred Stock and any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series B Preferred Stock respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“Series B parity stock”). Shares of the Series B Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series A Preferred Stock and Series C Mandatory Convertible Preferred Stock. Holders of the Series B Preferred Stock do not have preemptive or subscription rights.
Shares of the Series B Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series B Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, “Series B senior stock”). We currently have no Series B senior stock outstanding. While any shares of Series B Preferred Stock are outstanding, we may not authorize or create any class or series of Series B senior stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock and all other series of Series B voting preferred stock (defined below), acting as a single class. See “—Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series B senior stock.
Maturity. The Series B Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series B Preferred Stock.
Optional redemption. We may not redeem the Series B Preferred Stock prior to September 15, 2021 except as provided below under “—Change of control redemption.” At any time or from time to time on or after September 15, 2021, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at a price of $25.00 per share of Series B Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without payment of any undeclared dividends.
Holders of the Series B Preferred Stock will have no right to require the redemption of the Series B Preferred Stock.
Change of control redemption. If a change of control event occurs prior to September 15, 2021, we may, at our option, redeem the Series B Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series B Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date, without payment of any undeclared dividends.
If we do not give a redemption notice within the time periods specified in our certificate of incorporation following a change of control event (whether before, on or after September 15, 2021), the dividend rate per annum on the Series B Preferred Stock will increase by 5.00%.
A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and KKR Group Partnership (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.
The change of control redemption feature of the Series B Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or KKR Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.
Voting rights. Except as indicated below, the holders of the Series B Preferred Stock will have no voting rights.
Whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series B Preferred Stock, voting together as a single class with the holders of the Series A Preferred Stock, Series C Mandatory Convertible Preferred Stock and any other series of Series B parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, together with the Series A Preferred Stock and Series C Mandatory Convertible Preferred Stock, the “Series B voting preferred stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series B Preferred Stock and such Series B voting preferred stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series B Preferred Stock.
The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock and all series of Series B voting preferred stock, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:
(i)
to amend, alter or repeal any provision of our certificate of incorporation relating to the Series B Preferred Stock or series of Series B voting preferred stock so as to materially and adversely affect the voting powers, rights or preferences of the holders of the Series B Preferred Stock or series of Series B voting preferred stock, or

(ii)
to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series B Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series B voting preferred stock (including the Series B Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series B voting preferred stock (including the Series B Preferred Stock for this purpose) as a class.
However, we may create additional series or classes of Series B parity stock and any equity securities that rank junior to our Series B Preferred Stock and issue additional series of such stock without the consent of any holder of the Series B Preferred Stock.
In addition, if at any time any person or group (other than the Series I Preferred Stockholder and its affiliates, or a direct or subsequently approved transferee of the Series I Preferred Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of the Series B Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See “Anti-Takeover Provisions—Loss of voting rights.”
Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series B Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series B Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series B Preferred Stock following the satisfaction of all claims ranking senior to the Series B Preferred Stock.
No conversion rights. The shares of Series B Preferred Stock are not convertible into common stock or any other class or series of our capital stock or any other security.
Series B GP Mirror Units. In connection with the Series B Preferred Stock, we hold a series of preferred units issued by KKR Group Partnership (the “Series B GP Mirror Units”), with economic terms designed to mirror those of the Series B Preferred Stock. The terms of the Series B GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all Series B GP Mirror Units issued by KKR Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the Series B GP Mirror Units also provide that, in the event that KKR Group Partnership liquidates, dissolves or winds up, KKR Group Partnership may not declare or pay or set apart payment on its common units or any other units ranking junior to the Series B GP Mirror Units unless the outstanding liquidation preference on all outstanding Series B GP Mirror Units have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of KKR Group Partnership in a transaction whereby the surviving person, if not KKR Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the Series B GP Mirror Units and satisfies certain other conditions, (ii) in the case of a merger or consolidation of KKR Group Partnership that does not, or sale, assignment, transfer, lease or conveyance of KKR Group Partnership assets that do not, constitute a Substantially All Merger or Substantially All Sale (as such terms are defined in the KKR Group Partnership LPA)), (iii) the sale or disposition of KKR Group Partnership should KKR Group Partnership not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X promulgated by the SEC, (iv) the Series B Preferred Stock have been fully redeemed, (v) transactions where the assets of KKR Group Partnership being liquidated, dissolved or wound up are immediately contributed to a successor of KKR Group Partnership or any future partnership designated as a “Group Partnership” (as such term is defined in KKR Group Partnership LPA) and (vi) any Permitted Transfer or Permitted Reorganization (as such terms are defined in KKR Group Partnership LPA). The Series B GP Mirror Units rank equally with the Series A GP Mirror Units and Series C GP Mirror Units.
Forum selection. The federal district courts of the United States of America are the exclusive forums for resolving any complaint brought by any holder of Series B Preferred Stock (including any holder of beneficial interests in shares of Series B Preferred Stock) asserting a cause of action arising under the United States federal securities laws (except, and only to the extent, that any such claims, actions or proceedings are of a type for which such a holder may not waive its right to maintain a legal action or proceeding in the courts of the State of Delaware with respect to matters relating to internal corporate claims of KKR & Co. Inc. as set forth under Section 115 of the Delaware General Corporation Law (the “DGCL”).
Series C Mandatory Convertible Preferred Stock
In August 2020, KKR & Co. Inc. issued 23,000,000 6.00% Series C Mandatory Convertible Preferred Stock (“Series C Mandatory Convertible Preferred Stock”).
Economic rights. Dividends on the Series C Mandatory Convertible Preferred Stock are payable on a cumulative basis when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 6.00% of the $50.00 liquidation preference per share (equivalent to $3.00 per annum per share) and may be paid in cash or, subject to certain limitations, in shares of Common Stock or a combination of cash and shares of Common Stock. If declared, dividends on the Series C Mandatory Convertible Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year to, and including, September 15, 2023, having commenced on December 15, 2020.
Ranking. Shares of the Series C Mandatory Convertible Preferred Stock rank senior to our common stock and equally with shares of our Series A Preferred Stock, Series B Preferred Stock and any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series C Mandatory Convertible Preferred Stock respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“Series C parity stock”). Shares of the Series C Mandatory Convertible Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series A Preferred Stock and Series B Preferred Stock. Holders of the Series C Mandatory Convertible Preferred Stock do not have preemptive or subscription rights.
Shares of the Series C Mandatory Convertible Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series C Mandatory Convertible Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, “Series C senior stock”). We currently have no Series C senior stock outstanding. While any shares of Series C Mandatory Convertible Preferred Stock are outstanding, we may not authorize or create any class or series of Series C senior stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series C Mandatory Convertible Preferred Stock and all other series of Series C voting preferred stock (defined below), acting as a single class. See “—Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series C senior stock.
Conversion rights. Unless converted or redeemed earlier in accordance with the terms of the Series C Mandatory Convertible Preferred Stock, each share of Series C Mandatory Convertible Preferred Stock will automatically convert on the mandatory conversion date, which is expected to be September 15, 2023, into between 1.1662 shares and 1.4285 shares of common stock, in each case, subject to customary anti-dilution adjustments described in the certificate of designations related to the Series C Mandatory Convertible Preferred Stock. The number of shares of common stock issuable upon conversion will be determined based on the average volume weighted average price per share of common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding September 15, 2023.
In addition, at any time prior to September 15, 2023, holders of the Series C Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Series C Mandatory Convertible Preferred Stock, in whole or in part, into shares of common stock at the minimum conversion rate of 1.1662 shares of common stock per share of Series C Mandatory Convertible Preferred Stock. If holders elect to convert any shares of the Series C Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of certain fundamental changes (as described in the certificate of designations related to the Series C Mandatory Convertible Preferred Stock), such shares of Series C Mandatory Convertible Preferred Stock will be converted into shares of common stock at a conversion rate including a make-whole amount based on the present value of future dividend payments.

Voting rights. Except as indicated below, the holders of the Series C Mandatory Convertible Preferred Stock will have no voting rights.
Whenever six quarterly dividends (whether or not consecutive) payable on the Series C Mandatory Convertible Preferred Stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series C Mandatory Convertible Preferred Stock, voting together as a single class with the holders of the Series A Preferred Stock, Series B Preferred Stock and any other series of Series C parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, together with the Series A Preferred Stock and Series B Preferred Stock, the “Series C voting preferred stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series C Mandatory Convertible Preferred Stock and such Series C voting preferred stock. These voting rights will continue until when all accumulated and unpaid dividends on the Series C Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum or number of shares of the common stock sufficient for such payment shall have been set aside for the benefit of the holders of the Series C Mandatory Convertible Preferred Stock, on the Series C Mandatory Convertible Preferred Stock.
The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series C Mandatory Convertible Preferred Stock and all series of Series C voting preferred stock, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:
(i)
to amend or alter the provisions of our certificate of incorporation so as to authorize or create, or increase the authorized number of, any class or series of stock ranking senior to the Series C Mandatory Convertible Preferred Stock,

(ii)
to amend, alter or repeal any provision of our certificate of incorporation relating to the Series C Mandatory Convertible Preferred Stock or series of Series C voting preferred stock so as to adversely affect the special rights, preferences or voting powers of the holders of the Series C Mandatory Convertible Preferred Stock or series of Series C voting preferred stock, or

(iii)
to consummate a binding share exchange or reclassification involving the shares of the Series C Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the Series C Mandatory Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Series C Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Series C Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Series C Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction.

However, we may create additional series or classes of Series C parity stock and any equity securities that rank junior to our Series C Mandatory Convertible Preferred Stock and issue additional series of such stock without the consent of any holder of the Series C Mandatory Convertible Preferred Stock.
Amount payable in liquidation. Upon any voluntary or involuntary liquidation, winding-up or dissolution of us, each holder of the Series C Mandatory Convertible Preferred Stock will be entitled to a payment equal to the sum of the $50.00 liquidation preference per share of Series C Mandatory Convertible Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, winding-up or dissolution. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series C Mandatory Convertible Preferred Stock following the satisfaction of all claims ranking senior to the Series C Mandatory Convertible Preferred Stock.
If, upon the voluntary or involuntary liquidation, winding-up or dissolution of us, the amounts payable with respect to (1) the $50.00 liquidation preference per share of Series C Mandatory Convertible Preferred and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, winding-up or dissolution on the shares of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding up or dissolution)

on, all Series A Preferred Stock, Series B Preferred Stock and any other series of Series C parity stock then outstanding, if applicable, are not paid in full, the holders and all holders of any such Series A Preferred Stock, Series B Preferred Stock and any other series of Series C parity stock then outstanding shall share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.
Series C GP Mirror Units. In connection with the Series C Mandatory Convertible Preferred Stock, we hold a series of preferred units issued by KKR Group Partnership (the “Series C GP Mirror Units”), with economic terms designed to mirror those of the Series C Mandatory Convertible Preferred Stock. The terms of the Series C GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all Series C GP Mirror Units issued by KKR Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the Series C GP Mirror Units also provide that, in the event that KKR Group Partnership liquidates, dissolves or winds up, KKR Group Partnership may not declare or pay or set apart payment on its common units or any other units ranking junior to the Series C GP Mirror Units unless the outstanding liquidation preference on all outstanding Series C GP Mirror Units have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of KKR Group Partnership in a transaction whereby the surviving person, if not KKR Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the Series C GP Mirror Units and satisfies certain other conditions, (ii) in the case of a merger or consolidation of KKR Group Partnership that does not, or sale, assignment, transfer, lease or conveyance of KKR Group Partnership assets that do not, constitute a Substantially All Merger or Substantially All Sale (as such terms are defined in KKR Group Partnership LPA)), (iii) the sale or disposition of KKR Group Partnership should KKR Group Partnership not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X promulgated by the SEC, (iv) the Series C Mandatory Convertible Preferred Stock have been fully redeemed, (v) transactions where the assets of KKR Group Partnership being liquidated, dissolved or wound up are immediately contributed to a successor of KKR Group Partnership or any future partnership designated as a “Group Partnership” (as such term is defined in KKR Group Partnership LPA) and (vi) any Permitted Transfer or Permitted Reorganization (as such terms are defined in KKR Group Partnership LPA). The Series C GP Mirror Units rank equally with the Series A GP Mirror Units and Series B GP Mirror Units.
Series I Preferred Stock
Economic rights. Except for any distribution required by the DGCL to be made upon a dissolution event, the Series I Preferred Stockholder does not have any rights to receive dividends.
Voting rights. The Series I Preferred Stock is voting and is entitled to one vote per share on any matter that is submitted to a vote of our stockholders.
Except as otherwise expressly provided by applicable law, only the vote of the Series I Preferred Stockholder, together with the approval of our board of directors, shall be required in order to amend certain provisions of our certificate of incorporation and none of our other stockholders shall have the right to vote with respect to any such amendments, which include, without limitation:
(1)
amendments to provisions relating to approvals of the transfer of the Class B partner interests in KKR Group Partnership, Series I Preferred Stockholder approvals for certain actions and the appointment or removal of the Chief Executive Officer or Co-Chief Executive Officers;

(2)	a change in our name, our registered agent or our registered office;
(3)	an amendment that our board of directors determines to be necessary or appropriate to address certain changes in U.S. federal, state and local income tax regulations, legislation or interpretation;
(4)
an amendment that is necessary, in the opinion of our counsel, to prevent us or our indemnitees from having a material risk of being in any manner subjected to the provisions of the Investment Company Act, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;
(5)	a change in our fiscal year or taxable year;
(6)
an amendment that our board of directors has determined to be necessary or appropriate for the creation, authorization or issuance of any class or series of our capital stock or options, rights, warrants or appreciation rights relating to our capital stock;

(7)	any amendment expressly permitted in our certificate of incorporation to be made by the Series I Preferred Stockholder acting alone;
(8)
an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our certificate of incorporation;

(9)
an amendment effected, necessitated or contemplated by an amendment to the KKR Group Partnership LPA that requires unitholders of KKR Group Partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by KKR Group Partnership;

(10)
any amendment that our board of directors has determined is necessary or appropriate to reflect and account for our formation of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our certificate of incorporation;

(11)
a merger into, or conveyance of all of our assets to, another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance consummated solely to effect a mere change in our legal form, the governing instruments of which provide the stockholders with substantially the same rights and obligations as provided by our certificate of incorporation;

(12)	any amendment that our board of directors determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or
(13)	any other amendments substantially similar to any of the matters described in (1) through (12) above.
In addition, except as otherwise provided by applicable law, the Series I Preferred Stockholder, together with the approval of our board of directors, can amend our certificate of incorporation without the approval of any other stockholder to adopt any amendments that our board of directors has determined:
(1)	do not adversely affect the stockholders considered as a whole (or adversely affect any particular class or series of stock as compared to another class or series) in any material respect;
(2)
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal, state, local or non-U.S. agency or judicial authority or contained in any federal, state, local or non-U.S. statute (including the DGCL);

(3)
are necessary or appropriate to facilitate the trading of our stock or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our stock are or will be listed for trading;

(4)	are necessary or appropriate for any action taken by us relating to splits or combinations of shares of our capital stock under the provisions of our certificate of incorporation; or
(5)	are required to effect the intent of or are otherwise contemplated by our certificate of incorporation.
Actions requiring Series I Preferred Stockholder approval. Certain actions require the prior approval of the Series I Preferred Stockholder, including, without limitation:
•	entry into a debt financing arrangement in an amount in excess of 10% of our then existing long-term indebtedness (other than with respect to intercompany debt financing arrangements);
•
issuances of securities that would (i) represent at least 5% of any class of equity securities or (ii) have designations, preferences, rights priorities or powers that are more favorable than the common stock;

•	adoption of a shareholder rights plan;

•
amendment of our certificate of incorporation, certain provisions of our bylaws relating to our board of directors and officers, quorum, adjournment and the conduct of stockholder meetings, and provisions related to stock certificates, registrations of transfers and maintenance of books and records of KKR & Co. Inc. and the KKR Group Partnership LPA;

•	the appointment or removal of our Chief Executive Officer or a Co-Chief Executive Officer;
•	merger, sale or other dispositions of all or substantially all of the assets, taken as a whole, of us and our subsidiaries, and the liquidation or dissolution of us or KKR Group Partnership; and
•
the withdrawal, removal or substitution of any person as the general partner of KKR Group Partnership or the transfer of beneficial ownership of all or any part of a general partner interest in KKR Group Partnership to any person other than a wholly-owned subsidiary.

Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series I Preferred Stock will be entitled to a payment equal to $0.01 per share of Series I Preferred Stock.
Transferability. The Series I Preferred Stockholder may transfer all or any part of the Series I Preferred Stock held by it with the written approval of our board of directors and a majority of the controlling interest of the Series I Preferred Stockholder without first obtaining approval of any other stockholder so long as the transferee assumes the rights and duties of the Series I Preferred Stockholder under our certificate of incorporation, agrees to be bound by the provisions of our certificate of incorporation and furnishes an opinion of counsel regarding limited liability matters. The foregoing limitations do not preclude the members of the Series I Preferred Stockholder from selling or transferring all or part of their limited liability company interests in the Series I Preferred Stockholder at any time.
Series II Preferred Stock
Economic rights. Except for any distribution required by the DGCL to be made upon a dissolution event, holders of our Series II preferred stock do not have any rights to receive dividends.
Voting rights. Our certificate of incorporation provides for holders of our common stock and our Series II Preferred Stock, voting together as a single class, to have the right to vote on certain matters. See “Common Stock—Voting Rights.”
In addition, holders of our Series II Preferred Stock will be entitled to vote separately as a class on any amendment to our certificate of incorporation that changes certain terms of the Series II Preferred Stock or is inconsistent with such terms, changes the par value of the shares of Series II Preferred Stock or adversely affects the rights or preferences of the Series II Preferred Stock.
So long as the ratio at which Class A partner interests of KKR Group Partnership (the “KKR Group Partnership Units”) are exchangeable for our common stock remains on a one-for-one basis, holders of our Series II Preferred Stock shall vote together with holders of our common stock as a single class and on an equivalent basis. If the ratio at which KKR Group Partnership Units are exchangeable for our common stock changes from a one-for-one basis, the number of votes to which the holders of the Series II Preferred Stock are entitled will be adjusted accordingly.
Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series II Preferred Stock will be entitled to a payment equal to $0.000000001 per share of Series II Preferred Stock.
Transfers and cancellations. KKR Group Partnership Units that are not held directly or indirectly by KKR & Co. Inc. are exchangeable for shares of our common stock on a one-for-one basis, subject to customary adjustments for splits, stock dividends and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When a KKR Group Partnership Unit is exchanged for a share of common stock, the corresponding share of Series II Preferred Stock is automatically cancelled and retired with no consideration being paid or issued with respect thereto.
No shares of Series II Preferred Stock may be issued by us except to a holder of KKR Group Partnership Units, such that after such issuance of Series II Preferred Stock, such holder of KKR Group Partnership Units holds an identical number of KKR Group Partnership Units and shares of Series II Preferred Stock. No shares of

Series II Preferred Stock may be transferred by the holder thereof except (i) for no consideration to us upon which transfer such shares shall automatically be cancelled, or (ii) together with the transfer of an identical number of KKR Group Partnership Units made to the transferee of such KKR Group Partnership Units made in compliance with our bylaws.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in any business ventures of the Series I Preferred Stockholder and its affiliates and any member, partner, Tax Matters Partner (as defined in U.S. Internal Revenue Code of 1986, as amended (the “Code”), in effect prior to 2018), Partnership Representative (as defined in the Code), officer, director, employee agent, fiduciary or trustee of any of KKR or its subsidiaries, including KKR Group Partnership, the Series I Preferred Stockholder or any of our or the Series I Preferred Stockholder’s affiliates and certain other specified persons (collectively, the “Indemnitees”). Our certificate of incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our certificate of incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our certificate of incorporation, the Series I Preferred Stockholder has agreed that its sole business will be to act as the Series I Preferred Stockholder and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except in connection therewith.
Anti-Takeover Provisions
Our certificate of incorporation and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Series II Preferred Stock. Our common stock is entitled to vote on matters provided by our certificate of incorporation and Delaware law. Our certificate of incorporation provides that generally, with respect to any matter on which the common stock is entitled to vote, such vote shall require a majority or more of all the outstanding shares of common stock and Series II Preferred Stock voting together as a single class. As of February 17, 2021, KKR Holdings L.P., which is not a subsidiary of KKR & Co. Inc., beneficially owned shares of Series II Preferred Stock representing approximately 32.3% of the total combined voting power of the common stock and Series II Preferred Stock. As a result, with respect to any matter as to which common stock may be entitled to vote, depending on the number of shares of outstanding shares of common stock and Series II Preferred Stock actually voted, KKR Holdings L.P. has the ability to substantially influence matters subject to the vote.
Election of directors. Subject to the rights granted to one or more series of preferred stock then outstanding, the Series I Preferred Stockholder has the sole authority to elect the directors on our board of directors.
Removal of directors. Subject to the rights granted to one or more series of preferred stock then outstanding, the Series I Preferred Stockholder has the sole authority to remove and replace any director, with or without cause, at any time.
Vacancies. In addition, our bylaws also provide that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled by the Series I Preferred Stockholder.

Loss of voting rights. If at any time any person or group (other than the Series I Preferred Stockholder and its affiliates, or a direct or subsequently approved transferee of the Series I Preferred Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares of stock and such shares of stock may not be voted on any matter as to which such shares may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent such shares of stock are entitled to any vote.
Requirements for advance notification of stockholder proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals relating to the limited matters on which our common stock may be entitled to vote. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.
Special stockholder meetings. Our certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, the Series I Preferred Stockholder or, if at any time any stockholders other than the Series I Preferred Stockholder are entitled under applicable law or our certificate of incorporation to vote on specific matters proposed to be brought before a special meeting, stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Common stock and Series II Preferred Stock are considered the same class for this purpose.
Stockholder action by written consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise or it conflicts with the rules of the New York Stock Exchange. Our certificate of incorporation permits stockholder action by written consent by stockholders other than the Series I Preferred Stockholder only if consented to by our board of directors in writing.
Actions requiring Series I Preferred Stockholder approval. Certain actions require the prior approval of the Series I Preferred Stockholder. See “Preferred Stock—Series I Preferred Stock—Actions requiring Series I Preferred Stockholder approval” above.
Amendments to our certificate of incorporation requiring Series I Preferred Stockholder approval. Except as otherwise expressly provided by applicable law, only the vote of the Series I Preferred Stockholder, together with the approval of our board of directors, shall be required in order to amend certain provisions of our certificate of incorporation and none of our other stockholders shall have the right to vote with respect to any such amendments. See “Preferred Stock—Series I Preferred Stock—Voting Rights” above:
Super-majority requirements for certain amendments to our certificate of incorporation. Except for amendments to our certificate of incorporation that require the sole approval of the Series I Preferred Stockholder, any amendments to our certificate of incorporation require the vote or consent of stockholders holding at least 90% in voting power of our common stock and Series II Preferred Stock unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of such stockholder under the DGCL. Any amendment of this provision of our certificate of incorporation also requires the vote or consent of stockholders holding at least 90% in voting power of our common stock and Series II Preferred Stock.
Merger, sale or other disposition of assets. Our certificate of incorporation provides that we may, with the approval of the Series I Preferred Stockholder and with the approval of the holders of at least a majority in voting power of our common stock and Series II Preferred Stock, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our common stock and Series II Preferred Stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity. See “—Common Stock—Voting Rights.” We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our common stock and Series II Preferred Stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our common stock and Series II Preferred Stock.
Series A Preferred Stock, Series B Preferred Stock and Series C Mandatory Convertible Preferred Stock. The rights of holders of our Series A Preferred Stock and Series B Preferred Stock requiring us to redeem all or a portion of their series of preferred stock upon the occurrence of a change of control event, as well as the rights of holders of our Series C Mandatory Convertible Preferred Stock permitting conversion of their shares upon the occurrence of a “fundamental change”, could have the effect of discouraging third parties from pursuing certain transactions with us, which may otherwise be in the best interest of our stockholders. See “Preferred Stock” above.
Choice of forum. Unless we consent in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks subject matter jurisdiction, the federal district court located in the State of Delaware) is the exclusive forum for resolving (i) any derivative action, suit or proceeding brought on behalf of the corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, and (b) the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act, in each case except as otherwise provided in our certificate of incorporation for any series of our preferred stock.
Business Combinations
We have opted out of Section 203 of the DGCL, which provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Mandatory Convertible Preferred Stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.
Listing
Our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Mandatory Convertible Preferred Stock are listed on the New York Stock Exchange under the ticker symbols “KKR”, “KKR PRA”, “KKR PRB” and “KKR PRC,” respectively.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
Please note that in this section entitled “Description of Debt Securities and Guarantees,” “we,” “us” and “our” mean KKR & Co. Inc. and its successors, but not any of its subsidiaries. The term “issuer” means us and/or one or more of our subsidiaries, depending on which registrant is offering the debt securities, and the term “issuers” is a collective reference to the registrants offering debt securities using this prospectus.
We may issue debt securities. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be our unsubordinated and unsecured obligations and may be issued in one or more series. One or more of our subsidiaries (each a “subsidiary,” and together, the “subsidiaries”) may also issue debt securities and, unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be such subsidiary’s unsubordinated and unsecured obligations and may be issued in one or more series. The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “guarantee”) by one or more of our subsidiaries (each, a “subsidiary guarantor”). In the case of debt securities issued by a subsidiary, the debt securities will also be guaranteed by us (collectively with the subsidiary guarantors, the “guarantors”). Unless otherwise expressly stated in the applicable prospectus supplement, the guarantees will be unsubordinated and unsecured obligations of the respective guarantors. If so indicated in the applicable prospectus supplement, the issuers may issue debt securities that are secured by specified collateral or that have the benefit of one or more guarantees that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture (as defined below); the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured debt securities; and the term “debt securities” includes both unsecured debt securities and secured debt securities and both guaranteed and unguaranteed debt securities.
Any subordinated debt securities offered pursuant to the applicable prospectus supplement will constitute part of our subordinated debt and will be subordinate in right of payment to all of our “senior debt,” as defined in such applicable subordinated debt indenture.
The debt securities issued by us will be issued under one or more indentures, each to be entered into by us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The debt securities issued by our subsidiary will be issued under one or more indentures, each to be entered into by such issuer, us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The trustee, registrar, paying agent, transfer agent, collateral agent, calculation agent and/or foreign currency agent (collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, the issuers may issue both secured and unsecured debt securities and both unsubordinated and subordinated debt securities under their respective indentures. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities and, if applicable, any guarantees of the debt securities of such series will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summary of selected provisions of the indentures, the debt securities and the guarantees is not complete, and the summary of selected terms of a particular series of debt securities and, if applicable, the guarantees of the debt securities of that series included in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.
The following description of debt securities describes general terms and provisions of a series of debt securities and, if applicable, the guarantees of the debt securities of that series to which any prospectus supplement may relate. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement, including the issuer of the debt securities, will be described in the applicable prospectus supplement. If any particular terms of the debt securities or, if applicable, any guarantees of the debt securities of that series or the applicable indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.
General
The indenture does not limit the amount of debt securities that the issuer may issue under that indenture. The issuer may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.
Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, the issuer will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.
Guarantees
The debt securities of any series of each issuer may be guaranteed by one or more of our subsidiaries and, in the case of debt securities issued by one of our subsidiaries, such debt securities may also be guaranteed by us. The guarantors of any series of guaranteed debt securities of each issuer may differ from the guarantors of any other series of guaranteed debt securities of such issuer or any other issuer. In the event the issuer issues a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.
Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.
Unless otherwise expressly stated in the applicable prospectus supplement relating to a series of guaranteed debt securities, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.
Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.
Provisions of Indenture
The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:
•	the title of the series;
•	the maximum aggregate principal amount, if any, established for debt securities of the series;
•
the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;
•
the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;
•
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•
our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;
•
if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•
if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•
if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•
if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•
if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•
if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•
any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;
•
if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•
whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•
whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities of the series will be subordinated to other indebtedness of the issuer and, if so, the terms and conditions upon which such debt securities will be subordinated;
•	if a trustee other than the trustee named in the indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and
•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).
Interest
In the applicable prospectus supplement, the issuer will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.
Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.
As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.
Unless otherwise indicated in the applicable prospectus supplement:
•
For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, the issuer will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

•
For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, the issuer will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption
If specified in the applicable prospectus supplement, the issuer may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, the issuer will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.
Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISIN or any similar number of the debt securities to be redeemed.
By no later than 10:00 a.m. (New York City time) on the business day prior to any redemption date, the issuer will deposit or cause to be deposited with the trustee or with a paying agent (or, if the issuer is acting as paying agent with respect to the debt securities being redeemed, the issuer will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, the issuer will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.
Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and the issuer will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”
A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but the issuer or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, the issuer is not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.
The registered holder of a debt security will be treated as the owner of it for all purposes.

Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.
Covenants
The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:
•	limit the amount of indebtedness or lease obligations that may be incurred by the issuer and the guarantors;
•	limit the ability of the issuer or the guarantor to issue, assume or guarantee debt secured by liens; or
•	restrict the issuer or the guarantor from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.
Consolidation, Merger and Sale of Assets
The indenture provides that the issuer may not be a party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), unless:
•
the issuer is the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Person”) is organized under the laws of the Permitted Jurisdictions (as defined below) and has assumed by supplemental indenture all of our obligations under the indenture;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and
•
the issuer delivers to the trustee an officers’ certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Upon the consummation of such transaction, the Successor Person will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor Person may exercise our rights and powers under the indenture, and the issuer will be released from all of our liabilities and obligations under the indenture and under the debt securities.
Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.
For purposes of this covenant:
•
a “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;

•
a “Substantially All Merger” means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and

•
a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person.

•	“Permitted Jurisdictions” means the laws of the United States of America or any state thereof.
No Gross Up
The issuer and the trustee will be entitled to deduct amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such

Sections commonly referred to as “FATCA”), and neither the issuer nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, the issuer shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.
Events of Default
Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:
(1)	default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;
(2)
default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;
(4)
default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)	the issuer pursuant to or within the meaning of the Bankruptcy Law (as defined below):
•	commence a voluntary case or proceeding;
•	consent to the entry of an order for relief against us in an involuntary case or proceeding;
•	consent to the appointment of a Custodian (as defined below) of us or for all or substantially all of our property;
•	make a general assignment for the benefit of our creditors;
•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;
•	consent to the filing of such petition or the appointment of or taking possession by a Custodian; or
•	take any comparable action under any foreign laws relating to insolvency;
(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;
•	appoints a Custodian of us or for all or substantially all of our property; or
•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days; or
(7)	any other event of default provided with respect to debt securities of that series occurs.
“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.
“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if the issuer has deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.
The issuer is required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, the issuer is not in default in the performance and observance of any of the terms, provisions and conditions under the indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.
No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:
(1)
an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

(2)
the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;
(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and
(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.
The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers
Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:
•	change the stated maturity of the principal of, or installment of interest on, any debt security;
•
reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;
•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;
•
impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;
•
modify any provisions in the indenture regarding (i) the modifications and amendments requiring the consent of the holders of each affected debt security and (ii) the waiver of past defaults by the holders of debt securities and (iii) the waiver of certain covenants by the holders of debt securities, except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•
make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•	subordinate the debt security of any series to any of our other obligation; or
•	modify any of the above provisions.
The issuer and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:
•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;
•
to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;
•	to add one or more guarantees for the benefit of holders of the debt securities;
•	to secure the debt securities;
•	to add or appoint a successor or separate trustee or other agent;
•	to provide for the issuance of additional debt securities of any series;
•	to establish the form or terms of debt securities of any series as permitted by the indenture;
•	to comply with the rules of any applicable securities depository;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to cure any ambiguity, to correct or supplement any provision of the indenture;
•
to change any other provision contained in the debt securities of any series or under the indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•
to conform any provision of the indenture or the debt securities of any series to the description of such debt securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.
Discharge, Defeasance and Covenant Defeasance
The issuer may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.
The issuer may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the indenture and (iii) delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the discharge as to that series have been complied with.
The indenture provides that the issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.
As a condition to legal defeasance or covenant defeasance, the issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, the issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
The issuer may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Book-Entry; Delivery and Form; Global Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:
(1)
DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;

(2)	an event of default with respect to such global security has occurred and be continuing;
(3)	the issuer delivers to the trustee an order to such effect; or
(4)	there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indenture.
The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Governing Law
The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will provide that any action, suit or proceeding arising out of or relating to the indenture, the debt securities and the guarantees may only be brought and enforced in the United States District Court for the Southern District of New York (or if such court does not have jurisdiction over such action, suit or proceeding, the Supreme Court of New York County (Commercial Division) in the State of New York of the State of New York), which will be the exclusive forum for any such actions, suits or proceedings, except that any action, suit or proceeding asserting a cause of action arising under the Exchange Act may also be brought and enforced in any federal district court of the United States, which will be the exclusive forum for such actions, suits or proceedings. Holders of the debt securities will be deemed to have consented to the jurisdiction of such courts and have waived any objection that such courts represent an inconvenient forum for any such suit, action or proceeding.
Regarding the Trustee
The trustee under the indenture will be named in the applicable prospectus supplement.
The trustee under the indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional interests in shares of common stock or preferred stock, rather than shares of common stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of common stock or preferred stock. The shares of common stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the common stock, preferred stock and depositary shares, as applicable.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:
•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including options or other instruments obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified principal amount of debt securities or a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration for the debt securities, common stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders’ obligations to purchase or sell, as the case may be, shares of common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.
The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.
DESCRIPTION OF UNITS
We may issue units consisting of one or more purchase contracts, warrants, depositary shares, debt securities, shares of preferred stock, shares of common stock, or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

PLAN OF DISTRIBUTION
We or any selling securityholders may sell the securities offered by this prospectus:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through agents; or
•	through a combination of any of these methods of sale.
The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
We will describe in a prospectus supplement or a free writing prospectus the particular terms of the offering of the securities covered by this prospectus, including the following:
•	the method of distribution of the securities offered thereby;
•	the names of any underwriters or agents;
•	the proceeds we will receive from the sale, if any;
•	any discounts and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the applicable securities may be listed.
The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling securityholders. We or any selling securityholders may also sell the securities through agents or dealers designated by us or any selling securityholders. We or any selling securityholders also may sell the securities directly, in which case no underwriters or agents would be involved.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling securityholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We or any selling securityholders may have agreements with the underwriters, dealers and agents involved in the offering of the securities to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents involved in the offering of the securities may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling securityholders in the ordinary course of their businesses.
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS
The validity of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our common stock.
EXPERTS
The consolidated financial statements, and the related financial statement schedule incorporated in this prospectus by reference from KKR’s Annual Report on Form 10-K and the effectiveness of KKR’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The audited historical financial statements of Global Atlantic Financial Group Limited included as Exhibit 99.1 to KKR & Co. Inc.’s Current Report on Form 8-K/A filed on March 23, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be sold pursuant to this prospectus. The registration statement, including the exhibits attached or incorporated by reference to the registration statement, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information from this prospectus.
We file annual, quarterly and current reports and other information with the SEC. The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information, as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.
We incorporate by reference into this prospectus the following documents or information filed by KKR & Co., Inc. with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
•
our Current Reports on Form 8-K filed with the SEC on February 2, 2021 (other than Item 7.01 and Exhibit 99.1) and as amended on March 23, 2021 and March 4, 2021 (other than Item 7.01 and Exhibit 99.1); and

•
the description of our common stock and our preferred stock contained in the Registration Statements on Form 8-A/A, filed with the SEC on July 2, 2018, as such description is amended herein under “Description of Capital Stock”.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from KKR & Co. Inc., 30 Hudson Yards, New York, New York 10001, Attention: Investor

Relations. You also may contact us at 1-877-610-4910 or visit our website at www.kkr.com for copies of those documents. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

KKR Group Finance Co. IX LLC
$       % Subordinated Notes due 2061

PRELIMINARY PROSPECTUS SUPPLEMENT
   , 2021
Joint Book-Running Managers
Wells Fargo Securities
BofA Securities
J.P. Morgan
Morgan Stanley
UBS Investment Bank
KKR